EXHIBIT 10.8
                              ACQUISITION AGREEMENT

                                 March 20, 1997

                                      among

                               PAN AM CORPORATION

                                   ("Pan Am")

                                       and

                           CAL ACQUISITION CORPORATION

                                 ("Acquisition")

                                       and

                               AIR HOLDING COMPANY

                                     ("AHC")

                                       and

                            CARNIVAL AIR LINES, INC.

                                  ("Carnival")


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                                TABLE OF CONTENTS
                                                                                                               Page

         ARTICLE I         Definitions..........................................................................  1

         ARTICLE II        The Merger...........................................................................  6

         ARTICLE III       Representations and Warranties of AHC and Carnival...................................  6
                  3.1      Organization.........................................................................  6
                  3.2      Authorization; Enforceability........................................................  6
                  3.3      No Violation or Conflict.............................................................  6
                  3.4      Consent of Governmental Authorities..................................................  7
                  3.5      Carnival Statements..................................................................  7
                  3.6      Compliance with Laws.................................................................  7
                  3.7      Legal Proceedings....................................................................  8
                  3.8      Brokers..............................................................................  8
                  3.9      Absence of Material Adverse Changes..................................................  8
                  3.10     Articles of Incorporation, Bylaws and Minute Books...................................  9
                  3.11     Capitalization.......................................................................  9
                  3.12     Rights, Warrants, Options............................................................  9
                  3.13     Properties........................................................................... 10
                  3.14     Governmental Authorizations.......................................................... 11
                  3.15     Insurance............................................................................ 11
                  3.16     Employment Matters................................................................... 11
                  3.17     Material Agreements.................................................................. 13
                  3.18     List of Accounts..................................................................... 14
                  3.19     Major Customers and Suppliers........................................................ 14
                  3.20     Related Party Transactions........................................................... 14
                  3.21     Tax Matters.......................................................................... 14
                  3.22     Guaranties........................................................................... 15
                  3.23     Absence of Certain Business Practices................................................ 15
                  3.24     RWDR Transaction..................................................................... 15
                  3.25     AHC Spinoff and RWDR Transaction Liability........................................... 15
                  3.26     Intentionally Omitted................................................................ 15
                  3.27     Registration Statement and Proxy Statement........................................... 15
                  3.28     Pooling-of-Interests................................................................. 16
                  3.29     Intentionally Left Blank............................................................. 16
                  3.30     Investment Representations........................................................... 16
                  3.31     Disclosure........................................................................... 17

         ARTICLE IV        Representations and Warranties of Pan Am and Acquisition............................. 17
                  4.1      Organization......................................................................... 17
                  4.2      Authorization; Enforceability........................................................ 17
                  4.3      No Violation or Conflict............................................................. 17
                  4.4      Consent of Governmental Authorities.................................................. 18
                  4.5      Exchange Act Reports; Financial Statements........................................... 18
                  4.6      Compliance with Laws................................................................. 18
                  4.7      Legal Proceedings.................................................................... 19
                  4.8      Brokers.............................................................................. 19
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                  4.9      Absence of Material Adverse Changes.................................................. 19
                  4.10     Articles of Incorporation, Bylaws and Minute Books................................... 20
                  4.11     Capitalization....................................................................... 20
                  4.12     Rights, Warrants, Options............................................................ 20
                  4.13     Properties........................................................................... 20
                  4.14     Governmental Authorizations.......................................................... 22
                  4.15     Insurance............................................................................ 22
                  4.16     Employment Matters................................................................... 22
                  4.17     Material Agreements.................................................................. 24
                  4.18     Related Party Transactions........................................................... 24
                  4.20     Tax Matters.......................................................................... 25
                  4.21     Guaranties........................................................................... 26
                  4.22     Validity of Pan Am Common Stock...................................................... 26
                  4.23     Absence of Certain Business Practices................................................ 26
                  4.24     Opinion of Financial Advisor......................................................... 26
                  4.25     Registration Statement and Proxy Statement........................................... 26
                  4.26     Pooling-of-Interests................................................................. 27
                  4.27     Disclosure........................................................................... 27

         ARTICLE V         Covenants............................................................................ 27
                  5.1      Interim Operations of Pan Am and AHC................................................. 27
                  5.2      Access............................................................................... 29
                  5.3      Confidentiality...................................................................... 29
                  5.4      Notification......................................................................... 30
                  5.5      Consent of Governmental Authorities and Others....................................... 30
                  5.6      Reasonable Efforts................................................................... 30
                  5.7      Publicity............................................................................ 30
                  5.8      Acquisition Proposals................................................................ 30
                  5.9      Carnival and Pan Am Shareholder Approval............................................. 31
                  5.10     Proxy Statement; Registration........................................................ 31
                  5.11     Affiliates' Letters.................................................................. 31
                  5.12     Nonsolicitation of Employees......................................................... 33
                  5.13     Certain Post-Closing Notifications................................................... 33

         ARTICLE VI        Additional Agreements................................................................ 33
                  6.1      Investigation; Notices............................................................... 33
                  6.2      Survival of the Representations and Warranties....................................... 33
                  6.3      Indemnification...................................................................... 33
                  6.4      General Release...................................................................... 35
                  6.5      Noncompetition....................................................................... 35
                  6.6      Confidentiality; Name Use............................................................ 36
                  6.7      Continuing Obligations............................................................... 36
                  6.8      AHC Spinoff and RWDR Transaction..................................................... 37
                  6.9      Voting Agreements.................................................................... 37
                  6.10     Accountants' Comfort Letters......................................................... 37
                  6.12     Intentionally Left Blank............................................................. 37
                  6.13     Use of the Carnival Name............................................................. 37
                  6.14     Board Representation................................................................. 38

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                  6.15     Additional Capital Contribution...................................................... 38
                  6.16     Registration Rights Agreement........................................................ 38
                  6.17     Intentionally Left Blank............................................................. 38
                  6.18     Wertheim Consulting Arrangement...................................................... 38

         ARTICLE VII       Closing; Conditions Precedent; Termination........................................... 39
                  7.1      Closing.............................................................................. 39
                  7.2      Mutual Conditions Precedent.......................................................... 39
                  7.3      Conditions Precedent to the Obligations of AHC and Carnival.......................... 39
                  7.4      Conditions Precedent to the Obligations of Pan Am and Acquisition.................... 40
                  7.5      Termination.......................................................................... 41

         ARTICLE VIII Miscellaneous............................................................................. 42
                  8.1      Notices.............................................................................. 42
                  8.2      Entire Agreement..................................................................... 42
                  8.3      Assignment........................................................................... 42
                  8.4      Waiver and Amendment................................................................. 42
                  8.5      No Third Party Beneficiary........................................................... 43
                  8.6      Severability......................................................................... 43
                  8.7      Expenses............................................................................. 43
                  8.8      Headings............................................................................. 43
                  8.9      Counterparts......................................................................... 43
                  8.10     Litigation; Prevailing Party......................................................... 43
                  8.11     Injunctive Relief.................................................................... 43
                  8.12     Remedies Cumulative.................................................................. 43
                  8.13     Participation of Parties; Construction............................................... 44
                  8.14     Governing Law........................................................................ 44
                  8.15     Jurisdiction and Venue............................................................... 44

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

                              ACQUISITION AGREEMENT

         This Acquisition Agreement ("AGREEMENT") is entered into as of March 20, 1997, among Pan Am Corporation, a Florida corporation ("PAN AM"), CAL Acquisition Corporation, a Florida corporation ("ACQUISITION"), Air Holding Company, a Florida corporation ("AHC"), and Carnival Air Lines, Inc., a Florida corporation ("CARNIVAL").

                             PRELIMINARY STATEMENTS

         1. Pan Am and AHC believe that it is in their respective best interests and in the best interests of their respective shareholders for Acquisition to merge with and into Carnival upon the terms and subject to the conditions of this Agreement.

         2. Prior to the Closing (as defined herein), AHC shall sell or otherwise transfer all of its assets other than the capital stock of Carnival (the "AHC SPINOFF").

         3. Prior to the Closing, AHC will merge with and into Carnival (the "RWDR TRANSACTION").

                                    AGREEMENT

         In consideration of the preliminary statements and the respective covenants, representations and warranties contained in this Agreement, the parties agree as set forth below.

                                    ARTICLE I

                                   DEFINITIONS

         In addition to terms defined elsewhere in this Agreement, the following terms when used in this Agreement shall have the meanings indicated below:

         "ACQUISITION COMMON STOCK" means the common stock of Acquisition, par value $.0001 per share.

         "ADDITIONAL CAPITAL CONTRIBUTION" has the meaning set forth in SECTION
6.15 of this Agreement.

         "AFFILIATE" has the meaning specified in Rule 144 promulgated by the Commission under the Securities Act.

         "AGREEMENT" means this Acquisition Agreement, together with all exhibits and schedules referred to herein.

         "AHC COMMON STOCK" means the common stock of AHC, par value $1.00 per share.

         "AHC MATERIAL AGREEMENTS" has the meaning set forth in SECTION 3.17 of this Agreement.

         "AHC PENSION PLAN" has the meaning set forth in SECTION 3.16(D) of this Agreement.

         "AHC PLANS" has the meaning set forth in SECTION 3.16(D) of this Agreement.

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         "AHC RELATED PARTY" and "AHC RELATED PARTIES" have the meanings set forth in SECTION 3.20 of this Agreement.

         "AHC WELFARE PLAN" has the meaning set forth in SECTION 3.16(D) of this Agreement.

         "AIRWORTHINESS DIRECTIVES" has the meaning set forth in SECTION 3.13(B) of this Agreement.

         "AMEX" means the American Stock Exchange.

         "ANCA" has the meaning set forth in SECTION 3.13(B) of this Agreement

         "ARTICLES AND AGREEMENT OF MERGER" means the Agreement and Plan of Merger in the form of EXHIBIT A hereto, which sets forth the matters required to be contained in a plan of merger under the Florida BCA.

         "AVERAGE PRICE" means the average closing price for the Common Stock as reported on AMEX for the twenty (20) trading days immediately preceding the day prior to the date the Proxy Statement is ready to be mailed to the shareholders of Pan Am.

         "CARNIVAL COMMON STOCK" means the common stock of Carnival, par value $.0002105 per share.

         "CARNIVAL CRUISE" means Carnival Corporation.

         "CARNIVAL FINANCIAL STATEMENTS" has the meaning set forth in SECTION
3.5 of this Agreement.

         "CARNIVAL MARKS" has the meaning set forth in SECTION 3.13(C) of this Agreement.

         "CARNIVAL MATERIAL ADVERSE EFFECT" has the meaning set forth in SECTION
3.1 of this Agreement.

         "CARNIVAL RELATED MARK" has the meaning set forth in SECTION 6.13 of this Agreement.

         "CARNIVAL SPECIAL MEETING" has the meaning set forth in SECTION 5.9 of this Agreement.

         "CERCLA" has the meaning set forth in SECTION 3.6(B) of this Agreement.

         "CLAIM" has the meaning set forth in SECTION 3.13(C) of this Agreement.

         "CLOSING" has the meaning set forth in SECTION 7.1 of this Agreement.

         "CLOSING DATE" has the meaning set forth in SECTION 7.1 of this Agreement.

         "CODE" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

         "COMMISSION" means the Securities and Exchange Commission.

         "COMMON STOCK" means the Common Stock of Pan Am, par value $.0001 per share.

         "DOT" means the United States Department of Transportation or any successor agency.

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         "ENCUMBRANCES" mean any and all liens, encumbrances, mortgages, security interests, pledges, claims, equities and other restrictions or charges of any kind or nature whatsoever.

         "ENVIRONMENTAL LAWS" means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or industrial, toxic or hazardous substances or wastes into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of chemicals, pollutants, contaminants, or industrial, toxic or hazardous substances or wastes, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

         "ERISA" has the meaning set forth in SECTION 3.16(D) of this Agreement.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "EXCHANGE SHARES" has the meaning set forth in ARTICLE II of this Agreement.

         "EXCHANGE VALUATION" means $8.40 per share of Common Stock.

         "FAA" means the United States Federal Aviation Administration or any successor agency.

         "FEDERAL AVIATION LAWS" means Subtitle VII of Title 49 of the United States Code, as amended, and the rules and regulations promulgated thereunder.

         "FLORIDA BCA" means the Business Corporation Act of the State of Florida, as amended.

         "GUARANTY" means, as to any Person, any contract, agreement or understanding of such Person pursuant to which such Person guarantees the indebtedness, liabilities or obligations of others, directly or indirectly, in any manner, including agreements to purchase such indebtedness, liabilities or obligations, or to supply funds to or in any manner invest in others, or to otherwise assure the holder of such indebtedness, liabilities or obligations against loss.

         "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

         "INDEMNIFYING PARTY" and "INDEMNIFIED PARTY" have the meaning set forth in SECTION 6.3(C) of this Agreement.

         "INTANGIBLE PROPERTY" means, as to any Person, all foreign and domestic trademarks, trademark rights, trade names, trade dress, trade name rights, service marks, brands and copyrights (or pending registrations and applications therefor) owned, used or controlled by such Person, and all other intellectual property and proprietary rights, including trade secrets, technology, know-how and other information owned, held or used by such Person.

         "IRS" means the Internal Revenue Service or any successor agency.

                                       -3-

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         "KNOWLEDGE" or "KNOWN" means, with respect to any representation or warranty or other statement in this Agreement qualified by the knowledge of any party, that such party has made a reasonable investigation as to the matters that are the subject of such representation, warranty or other statement. Where reference is made to the knowledge of any party, such reference shall mean (i) with respect to Pan Am, the actual knowledge of any of Martin R. Shugrue, Jr., John J. Ogilby, Jr., Robert Coile or John J. Sicilian following such investigation and (ii) with respect to AHC or Carnival, shall mean the actual knowledge of any of Micky Arison, Reuven Wertheim, Ray Vecci, Lew Graham or Howard Frank following such investigation. All of the parties referenced in items (i) and (ii) in the preceding sentence shall be deemed to have conducted the investigation required by this definition.

         "LIABILITIES" has the meaning set forth in SECTION 6.3(A) of this Agreement.

         "LICENSES" has the meaning set forth in SECTION 3.14 of this Agreement.

         "MARKS" has the meaning set forth in SECTION 4.13(C) of this Agreement.

         "MERGER" has the meaning set forth in Article II of this Agreement.

         "PAN AM FINANCIAL STATEMENTS" has the meaning set forth in SECTION 4.5(B) of this Agreement.

         "PAN AM FINANCINGS AND ACQUISITIONS" means the borrowing of money, incurrence of debt, leasing of property or equipment, issuance of securities (including, without limitation, pursuant to the Private Placement Memorandum), acquisition of real property, equipment, or other assets, or the merger consolidation or acquisition of other businesses by, or on behalf of, or otherwise involving Pan Am or any Subsidiary. Pan Am Financings and Acquisitions shall also include the taking of action relating to corporate governance issues, such as classifying Pan Am Board of Directors and adopting various anti-takeover provisions.

         "PAN AM MATERIAL ADVERSE EFFECT" has the meaning set forth in SECTION
4.1 of this Agreement.

         "PAN AM MATERIAL AGREEMENTS" has the meaning set forth in SECTION 4.17 of this Agreement.

         "PAN AM PENSION PLAN" has the meaning set forth in SECTION 4.16(D) of this Agreement.

         "PAN AM PLANS" has the meaning set forth in SECTION 4.16(D) of this Agreement.

         "PAN AM RELATED PARTY" and "PAN AM RELATED PARTIES" have the meanings set forth in SECTION 4.18 of this Agreement.

         "PAN AM SEC REPORTS" has the meaning set forth in SECTION 4.5(A) of this Agreement.

         "PAN AM SPECIAL MEETING" has the meaning set forth in SECTION 5.9 of this Agreement.

         "PAN AM WELFARE PLAN" has the meaning set forth in SECTION 4.16(D) of this Agreement.

         "PBGC" has the meaning set forth in SECTION 3.16(D) of this Agreement.

         "PERSON" means any natural person, corporation, unincorporated organization, partnership, association, joint stock company, joint venture, trust or government, or any agency or political subdivision of any government, or any other entity.

                                       -4-

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         "PRIVATE PLACEMENT MEMORANDUM" means that certain Private Placement
Memorandum of Pan Am, pursuant to which Pan Am is anticipated to seek to raise funds for Pan Am.

         "PROXY STATEMENT" means the proxy statement of Pan Am relating to the Common Stock to be issued in connection with the Merger.

         "REGISTRATION RIGHTS AGREEMENT" has the meaning set forth in SECTION
6.16 of this Agreement.

         "REGISTRATION STATEMENT" means the registration statement(s) of Pan Am on Form S-3 (or such other form available) filed to register the Shareholders' resale of the Exchange Shares under the Securities Act.

         "REVOLVING LINE OF CREDIT" has the meaning set forth in SECTION 7.3(F) of this Agreement.

         "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "SHAREHOLDERS" mean Reuven Wertheim, A. Daniel Ratti, Micky Arison and the Trust.

         "SUBSIDIARY" of any Person means any Person, whether or not capitalized, in which such Person owns, directly or indirectly, an equity interest of 50% or more, or any Person which may be controlled, directly or indirectly, by such Person, whether through the ownership of voting securities, by contract, or otherwise.

         "TAX" means any federal, state, local or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, transportation, transportation excise, registration, value added, documentary stamp, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, social security, unemployment, disability, payroll, license, employee or other withholding, or other tax or governmental charge, of any kind whatsoever, including any interest, penalties or additions to tax or additional amounts in respect of the foregoing; the foregoing shall include any transferee or secondary liability for a Tax and any liability assumed by agreement or arising as a result of being (or ceasing to be) a member of any affiliated group (or being included (or required to be included) in any tax return relating thereto).

         "TERMINATION DATE" has the meaning set forth in SECTION 7.5 of this Agreement.

         "TRUST" means the Micky Arison 1995 Air Holding Trust, which is the sole shareholder of AHC.

         "VOTING AGREEMENTS" has the meaning set forth in SECTION 6.9 of this Agreement.

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

                                   ARTICLE II

                                   THE MERGER

         Subject to the terms and conditions of this Agreement, Acquisition will be merged with and into Carnival (the "MERGER") in accordance with the Florida BCA. Carnival shall be the surviving corporation of the Merger. The Merger shall become effective upon the filing of the Articles and Agreement of Merger, substantially in the form set forth in EXHIBIT A hereto, with the Secretary of State of the State of Florida in accordance with Section 607.1105 of the Florida BCA.

         The consideration for the Merger shall consist of the delivery of 9,523,810 shares of Common Stock upon the Merger (the "EXCHANGE SHARES").

                                   ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF AHC AND CARNIVAL

         In order to induce Pan Am and Acquisition to enter into this Agreement and to consummate the transactions contemplated hereby, AHC and Carnival make the representations and warranties set forth below to Pan Am and Acquisition.

         3.1 ORGANIZATION. Each of AHC and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its state or country of incorporation. Each of AHC and its Subsidiaries is duly qualified to transact business as a foreign corporation in all jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification except where the failure to be so qualified would not have a material adverse effect on the financial condition, results of operations, assets, liabilities, prospects or business of AHC and its Subsidiaries on a consolidated basis (a "CARNIVAL MATERIAL ADVERSE EFFECT"). Each jurisdiction in which AHC or any of its Subsidiaries is qualified to transact business as a foreign corporation is listed on SCHEDULE 3.1. Each of AHC and its Subsidiaries has the corporate authority to (i) own or lease and operate its properties and (ii) conduct its business as presently conducted. Each of AHC and Carnival has the corporate authority to execute, deliver and perform this Agreement and the Articles and Agreement of Merger. Carnival is a "citizen of the United States" within the meaning of 49 U.S.C. ss. 40102(a)(15) and is an "air carrier" certified under Chapter 411 and Section 44705 of 49 U.S.C.

         3.2 AUTHORIZATION; ENFORCEABILITY. The execution, delivery and performance of this Agreement and the Articles and Agreement of Merger by AHC and Carnival and the consummation by AHC and Carnival of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of AHC and Carnival. Each of the Shareholders is authorized to execute and deliver this Agreement. This Agreement and the Articles and Agreement of Merger have been duly executed and delivered by AHC and Carnival, and constitute the legal, valid and binding obligations of AHC, Carnival and each of the Shareholders, enforceable against them in accordance with their terms, except to the extent that their enforcement is limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights generally or by general principles of equity.

         3.3 NO VIOLATION OR CONFLICT. Except as set forth on SCHEDULE 3.3, the execution, delivery and performance by the Shareholders, AHC and Carnival of this Agreement, and the Articles and Agreement of Merger by AHC and Carnival, and the consummation by AHC and Carnival of the transactions contemplated hereby and thereby: (i) do not and will not (subject to obtaining the consents contemplated by SECTION 3.4 hereof) violate or conflict with any provision of law or regulation, the result of which could reasonably be expected to cause, individually or in the aggregate, a Carnival Material Adverse Effect or any writ, order, judgment or decree of any court or governmental or regulatory authority specifically naming AHC or any of its Subsidiaries or any Shareholder, or any provision of AHC's or Carnival's Articles of Incorporation or Bylaws; and (ii) do not and will not, with or without the passage of time or the giving of notice, result in the breach of, or constitute a default, cause the acceleration of performance, permit the unilateral modification or termination of, or require any consent under, or result in the creation of any lien, charge or encumbrance upon any property or assets of any of the Shareholders, AHC or any of its Subsidiaries pursuant to, any material instrument or agreement to which any Shareholder, AHC or any of its Subsidiaries is a party or by which any Shareholder, AHC or any of its Subsidiaries or their respective properties may be bound or affected.

         3.4 CONSENT OF GOVERNMENTAL AUTHORITIES. Other than in connection with the HSR Act, the laws and regulations of the FAA and the DOT, and the state securities laws of any jurisdiction, no consent, approval or authorization of, or registration, qualification or filing with any federal, state or local governmental or regulatory authority is required to be made by any Shareholder, AHC or any of its Subsidiaries in connection with the execution, delivery or performance by any Shareholder, AHC or Carnival of this Agreement or the Articles and Agreement of Merger or the consummation by AHC and Carnival of the transactions contemplated hereby and thereby.

         3.5 CARNIVAL STATEMENTS. AHC has previously delivered to Pan Am and Acquisition a true and complete copy of the balance sheets of Carnival as of June 30, 1995 and 1996, and the statements of income, cash flows and retained earnings of Carnival for the fiscal years ended June 30, 1994, 1995 and 1996, including any related notes, audited for the 1996, 1995 and 1994 fiscal years by Carnival's independent certified public accountants pursuant to their audit of the financial records of Carnival and the unaudited statement of income, cash flows and retained earnings of Carnival for the period commencing June 30, 1996 and ending on January 31, 1997 (collectively, the "CARNIVAL FINANCIAL STATEMENTS"). Except as indicated on SCHEDULE 3.5, the Carnival Financial Statements fairly present in all material respects Carnival's financial condition, assets, liabilities, equity and results of operations at the dates and for the periods specified in those statements in accordance with generally accepted accounting principles consistently applied with prior periods (subject in the case of the unaudited statement, to normal nonmaterial year-end audit adjustments and the absence of notes). Other than as disclosed by the Carnival Financial Statements, or on SCHEDULE 3.5, SCHEDULE 3.17 or executory contractual obligations not required to be disclosed on SCHEDULE 3.17 hereto, neither AHC nor Carnival has any liabilities, commitments or obligations (which reasonably could be expected to be material to AHC and Carnival on a consolidated basis) of any nature whatsoever, whether accrued, contingent or otherwise (other than liabilities, commitments or obligations incurred since January 31, 1997 in the ordinary course of business consistent with past practices to Persons other than Affiliates of AHC), and, to Carnival's knowledge, there is no reasonable basis for assertion against AHC or Carnival or any of its Subsidiaries of any such liability, commitment or obligation.

         3.6 COMPLIANCE WITH LAWS.

                  (a) Except as set forth on SCHEDULE 3.6(A), each of AHC and its Subsidiaries is in compliance in all material respects with all federal, state, local and foreign laws, ordinances, regulations, judgments, rulings, orders and other legal requirements applicable to it, its operations or its properties, including, without limitation, those relating to employment, building, zoning, safety and health, and environmental matters. Except as otherwise disclosed to Pan Am in writing, neither AHC nor any of its Subsidiaries has received notification from any governmental or regulatory authority asserting that it may not be in compliance with or may have violated any of the laws or regulations which said governmental or regulatory authority enforces, or threatening to revoke any authorization, consent, approval, franchise, license or permit, and neither AHC nor any of its Subsidiaries is subject to any agreement or consent decree with any governmental or regulatory authority arising out of previously asserted violations. Pan Am has been furnished with, or AHC or Carnival has made available to Pan Am, true and correct copies of all records of inspections, notices, reports, or audits of any of AHC's or its Subsidiaries' businesses and properties during the last three years under applicable federal, state, foreign and local laws and regulations or conducted by insurance companies, consultants or other Persons, including without limitation, any conducted by the FAA, the DOT or the Department of Defense; and all deficiencies noted therein have been corrected. Pan Am has been furnished with, or AHC or Carnival has made available to Pan Am, true and correct copies of all correspondence and other filings made to or received from any governmental regulatory agency or authority (including, but not limited to, the FAA and the DOT) regarding AHC or any of its Subsidiaries within the last three years.

                  (b) Without limiting the generality of SECTION 3.6(A), except as disclosed by the environmental audits and reports listed on SCHEDULE 3.6, copies of which have heretofore been delivered to Pan Am and Acquisition, or as otherwise set forth on SCHEDULE 3.6, there are, with respect to AHC and its Subsidiaries, no past or present violations of any laws or regulations promulgated by the FAA or the DOT or of any Environmental Laws, releases of any material into the environment, actions, activities, circumstances, conditions, events, incidents or contractual obligations which could reasonably be expected to give rise to any common law or other legal liability in excess of $50,000, including, without limitation, liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and the rules and regulations promulgated thereunder ("CERCLA"), or similar state or local laws.

         3.7 LEGAL PROCEEDINGS. Except as set forth on SCHEDULE 3.7, neither AHC nor any of its Subsidiaries is, nor during the past three years has been, a party to any pending or, to the knowledge of AHC, threatened, legal, administrative or other proceeding, arbitration or investigation, which could reasonably be expected to result in such party expending in excess of $100,000, and neither AHC nor any Shareholder has any knowledge of any set of facts which could reasonably be expected to result in any legal, administrative or other proceeding, arbitration or investigation involving AHC or any of its Subsidiaries. Except as set forth on SCHEDULE 3.7, neither any Shareholder, AHC nor any of its Subsidiaries is subject to any order, injunction or other judgment of any court or governmental authority. Each of the Shareholders, AHC and its Subsidiaries is in compliance with the terms of each order, injunction or other judgment set forth on SCHEDULE 3.7. None of the items set forth on
SCHEDULE 3.7 could, individually or in the aggregate, reasonably be expected to have a Carnival Material Adverse Effect.

         3.8 BROKERS. Except as set forth in SCHEDULE 3.8 hereto, neither AHC nor any of its Subsidiaries nor any Shareholder has employed any financial advisor, broker or finder and none has incurred and none will incur any broker's, finder's, investment banking or similar fees, commissions or expenses to any other party in connection with the transactions contemplated by this Agreement that could become an obligation of AHC or any Subsidiary or utilize any of their respective funds in connection with payment thereof.

         3.9 ABSENCE OF MATERIAL ADVERSE CHANGES. Except as set forth on
SCHEDULE 3.9, from January 31, 1997 to the date hereof: (i) Carnival has in all material respects conducted its business in the ordinary and usual course consistent with past practices; (ii) there has been no material adverse change in the financial condition, results of operations, assets, liabilities or business of AHC or Carnival; and

(iii) AHC or Carnival has not engaged or agreed to engage in any of the actions described in SECTION 5.1 (except as otherwise specifically permitted in SECTION 5.1).

         3.10 ARTICLES OF INCORPORATION, BYLAWS AND MINUTE BOOKS. True and complete copies of the Articles of Incorporation, as amended to date, Bylaws, as amended to date, and minute book of Carnival has been delivered or made available by AHC to Pan Am. Such documents contain complete and accurate records in all material respects and have embodied therein copies of minutes of all meetings and actions by written consent of the incorporators, boards of directors (and committees thereof) and shareholders of such entities from the date of incorporation to the date hereof.

         3.11 CAPITALIZATION. As of the date hereof, all issued and outstanding shares of AHC Common Stock are legally owned by the Trust and beneficially owned by Micky Arison, free and clear of all Encumbrances subject to an Encumbrance granted in connection with the Revolving Line of Credit, which Encumbrance will be released at Closing. All of the outstanding shares of Carnival Common Stock are owned by the Persons set forth on SCHEDULE 3.11 hereto, free and clear of all Encumbrances subject to an Encumbrance granted in connection with the Revolving Line of Credit, which Encumbrance will be released at Closing. As of the Closing, all issued and outstanding shares of Carnival Common Stock will be legally and beneficially owned by the Persons set forth on SCHEDULE 3.11 hereto, free and clear of all Encumbrances. The authorized capital stock of Carnival consists of 20,000,000 shares of Carnival Common Stock, of which 3,166,667 shares are issued and outstanding. All shares of AHC's and each of its Subsidiaries' outstanding capital stock have been duly authorized, are validly issued and outstanding, and are fully paid and nonassessable. No securities issued by AHC or any of its Subsidiaries from the date of its incorporation to the date hereof were issued in violation of any statutory or common law preemptive rights or the registration requirements of federal or state securities laws. There are no dividends which have accrued or been declared but are unpaid on the capital stock of AHC or any of its Subsidiaries. All Taxes required to be paid in connection with the issuance by AHC or any of its Subsidiaries' capital stock have been paid. All of the outstanding shares of capital stock of each of AHC's Subsidiaries other than Carnival are owned by either AHC or another of its Subsidiaries, free and clear of all Encumbrances.
SCHEDULE 3.11 lists all Subsidiaries of AHC, their jurisdictions of incorporation or organization, the number of shares of their respective capital stock or other equity interests issued and outstanding, and the record owners and the amounts and percentage of ownership of such shares of capital stock or equity interests. Carnival has no Subsidiaries. Except as set forth on SCHEDULE 3.11, neither AHC nor any of its Subsidiaries has any equity investment in any other corporation, association, partnership, joint venture or other entity. Except as noted on SCHEDULE 3.11, each of AHC and its shareholders is a "citizen of the United States" within the meaning of 49 U.S.C. ss. 40102(a)(15).

         3.12 RIGHTS, WARRANTS, OPTIONS. Except as set forth on SCHEDULE 3.12, there are no outstanding: (i) securities or instruments convertible into or exercisable for any of the capital stock or other equity interests of AHC or Carnival issued by AHC or Carnival or any other Person or to which AHC or Carnival or any shareholder thereof is a party; (ii) options, warrants, subscriptions or other rights to acquire capital stock or other equity interests of AHC or Carnival issued by AHC or Carnival or any other Person; or (iii) commitments, agreements or understandings of any kind to which AHC or Carnival or any shareholder thereof is a party, including employee benefit arrangements, relating to the issuance or repurchase by AHC or Carnival of any capital stock or other equity interests of AHC or Carnival, any such securities or instruments convertible into or exchangeable for capital stock or other equity interests of AHC or Carnival or any such options, warrants or rights.

         3.13 PROPERTIES.

                  (a) Except as set forth on SCHEDULE 3.13(A), Carnival has valid title to all properties, interests in properties and assets (real and personal) as reflected in the balance sheet of Carnival as of January 31, 1997 or acquired after January 31, 1997 (except nonmaterial properties, interests in properties and assets sold or otherwise disposed of since January 31, 1997, in the ordinary course of business to Persons other than Affiliates of AHC), free and clear of all Encumbrances. Carnival does not own any real property. SCHEDULE 3.13(A) lists each piece of real property leased or utilized by Carnival, with obligations remaining in excess of $50,000, including the owner or lessor thereof, the location thereof and the use to which it is put by Carnival. On the Closing Date, AHC will have no assets other than Carnival Common Stock. The facilities and equipment of Carnival necessary to the operations of its business are in good operating condition and repair sufficient for the operation of its business as presently conducted, normal wear and tear excepted. Except for those assets leased or licensed by Carnival, Carnival owns all assets used in its business. All aircraft, engines, spare engines and spare parts owned, leased or in the possession or control of Carnival are in sound operating condition, normal wear and tear excepted, except for those engines, spare engines and spare parts under repair or overhaul pursuant to Carnival's FAA approved maintenance programs. A certificate of airworthiness for each aircraft of Carnival has been duly issued pursuant to the Federal Aviation Laws and is in full force and effect (except for the period of time any aircraft may be out of service and such certificate is suspended in connection therewith), and each aircraft, engine and spare engine, and spare part having a value, individually or together with similar spare parts, in excess of $15,000, complies with all applicable FAA airworthiness standards and is maintained in accordance with all applicable FAA-approved maintenance programs. Each aircraft owned by Carnival is duly registered in the name of Carnival in accordance with the Federal Aviation Laws, and is not registered under the laws of any other country. Each aircraft used by Carnival but owned by a third party is duly registered in the name of such third party in accordance with all applicable Federal Aviation Laws and Carnival is authorized to use such aircraft under all applicable Federal Aviation Laws. Carnival's chief executive office and the location of its books and records is set forth on SCHEDULE 3.13(A).

                  (b) SCHEDULE 3.13(B) sets forth a list of all owned and leased aircraft, or aircraft under contract for future purchase or lease, a description of the type and aircraft number of each such aircraft, the date of manufacture of each such aircraft, the date Carnival placed such aircraft in service or proposes to place such aircraft in service, the lease expiration date of such aircraft, and a notation as to whether the aircraft (i) is owned or leased; (ii) complies with Stage 3 noise level requirements of the Airport Noise and Capacity Act of 1990 ("ANCA"); and (iii) requires refitting or repair to bring it into compliance with any outstanding FAA aircraft requirements mandated by certain Airworthiness Directives promulgated by the FAA (the "AIRWORTHINESS DIRECTIVES"). SCHEDULE 3.13(B) also contains a list of all airline slots owned or leased by Carnival and the terms upon which Carnival utilizes such slots. No event has occurred which would subject any of such slots to recall by the FAA.

                  (c) SCHEDULE 3.13(C) sets forth a complete and accurate list of all of Carnival's material owned Intangible Property registered with or pending registration in the United States Patent and Trademark Office (the "CARNIVAL MARKS"). AHC has delivered or made available to Pan Am correct and complete copies of all material written documents in the possession of AHC and its Subsidiaries or any of their Affiliates evidencing the Carnival Marks.
SCHEDULE 3.13(C) sets forth, to the knowledge of AHC, all material unresolved claims or conflicts with the rights of others (individually, a "CLAIM") relating to any Intangible Property owned or used by Carnival. Except as set forth on
SCHEDULE 3.13(C), no interest in any such Intangible Property has been assigned, transferred, licensed or sublicensed by AHC or Carnival to any other party (including any Affiliates of AHC or Carnival), and, to the knowledge of AHC or Carnival, no other license of any of such Intangible Property exists. Except as set forth on SCHEDULE

3.13(C), to AHC's knowledge, (i) Carnival possesses all right, title and interest in and to the Carnival Marks free and clear of any and all Encumbrances and have rights to all other Intangible Property and (ii) the Intangible Property is not subject to any outstanding order or Claim, nor is there any action, suit, proceeding or investigation pending with respect thereto.

         3.14 GOVERNMENTAL AUTHORIZATIONS. AHC and its Subsidiaries have in full force and effect all authorizations, consents, approvals, franchises, certificates, operating authorities, takeoff and landing authorizations (including "slots" at United States airports), licenses and permits required under applicable law or regulation (collectively referred to as "LICENSES") for the ownership of Carnival's properties and operation of its business as presently operated. Except as set forth on SCHEDULE 3.14, none of the transactions contemplated hereby could reasonably be expected to have an adverse effect on the status of any such License or require AHC or any of its Subsidiaries or Affiliates to obtain any additional License to continue to operate the business of Carnival as presently conducted.

         3.15 INSURANCE. SCHEDULE 3.15 sets forth a list and description of all insurance policies existing as of the date hereof providing insurance coverage of any nature to Carnival. All such policies are in full force and effect.

         3.16 EMPLOYMENT MATTERS.

                  (a) LABOR RELATIONS. Except as set forth on SCHEDULE 3.16(A), none of the employees of AHC or any of its Subsidiaries is represented by any labor union, and neither AHC nor any of its Subsidiaries is subject to any labor or collective bargaining agreement. Except as set forth on SCHEDULE 3.16(A), none of the employees of AHC or any of its Subsidiaries is known by AHC to be engaged in organizing any labor union or other employee group that is seeking recognition as a bargaining unit. AHC and its Subsidiaries have not experienced any strike, work stoppage or labor disturbance with any group of employees, and to AHC's knowledge, no set of facts exists which could reasonably be expected to lead to any of the foregoing events.

                  (b) EMPLOYMENT POLICIES. Except as set forth on SCHEDULE 3.16(B), AHC has provided to Pan Am and Acquisition all of AHC's and its Subsidiaries' employee policies (written or otherwise), employee manuals or other written statements of rules or policies concerning employment.

                  (c) EMPLOYMENT AGREEMENTS. Except as set forth on SCHEDULE 3.16(C), there are no employment, consulting, severance or indemnification arrangements, agreements, or to the knowledge of Carnival, material understandings between AHC or any of its Subsidiaries and any officer, director, consultant or employee. Except as set forth on SCHEDULE 3.16(C) or as required by the WARN Act, the terms of employment or engagement of all employees, agents, consultants and professional advisors of AHC or any of its Subsidiaries are such that their employment or engagement may be terminated by not more than two weeks' notice given at any time without liability for payment of compensation or damages and neither AHC nor any of its Subsidiaries has entered into any agreement or arrangement for the management of its business or any part thereof other than with its directors or employees.

                  (d) EMPLOYEE BENEFIT PLANS. SCHEDULE 3.16(D) sets forth a complete list of all pension, retirement, stock purchase, stock bonus, stock ownership, stock option, profit sharing, savings, medical, disability, hospitalization, insurance, deferred compensation, bonus, incentive, welfare or any other employee benefit plan, policy, agreement, commitment or arrangement maintained by or binding upon AHC or any or all of its Subsidiaries for any of their directors, officers, consultants, employees or former employees (the "AHC PLANS"). SCHEDULE 3.16(D) also identifies each AHC Plan which constitutes an "employee pension benefit plan" ("AHC PENSION PLAN") or an "employee welfare benefit plan" ("AHC

WELFARE PLAN"), as such terms are defined in the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder ("ERISA"). None of the AHC Plans is a "multiemployer plan," as such term is defined in ERISA, or is subject to Title IV of ERISA.

         AHC and its Subsidiaries have delivered to Pan Am or its Subsidiaries current, accurate and complete copies of each AHC Plan (including all other instruments relating thereto) and summary plan descriptions therefor and, to the extent applicable, copies of their most recent (i) IRS determination letter and any outstanding request for a determination letter; (ii) Form 5500 and attached Schedule B (including any related actuarial valuation report) with respect to the last three plan years for each AHC Plan; (iii) certified financial statements; (iv) attorney's response to an auditor's request for information;
(v) collective bargaining agreements or other such contracts; (vi) Form 5310 and any related filings with the Pension Benefit Guaranty Corporation or any successor agency (the "PBGC") with respect to the last three plan years for each AHC Plan subject to Title IV of ERISA; (vii) ruling letter and any outstanding request for a ruling letter with respect to the tax-exempt status of any voluntary employees' beneficiary association which is implementing such AHC Plan; and (viii) general notification to employees of their rights under Code
Section 4980B and form of letter(s) distributed upon the occurrence of a qualifying event described in Code Section 4980B, in the case of a AHC Plan that is a "group health plan" as defined in Code Section 5000(b)(1).

         Each AHC Pension Plan purporting to be is qualified under Section 401(a) of the Code, and each such plan remains so qualified; and to AHC's knowledge, no facts or circumstances exist which could result in the revocation of such qualification. Each AHC Welfare Plan which is intended to meet the requirements for tax-favored treatment under Subchapter B of Chapter 1 of the Code meets such requirements. Each AHC Plan has been administered in all materials respects in accordance with its terms and the Code, and each AHC Pension Plan and AHC Welfare Plan has been administered in all material respects in accordance with ERISA. No facts or circumstances exist which could reasonably to be expected to give rise to any liability of AHC or any of its Subsidiaries to the PBGC or which could reasonably be anticipated to result in any claims being made against AHC, Pan Am or any Subsidiary thereof by the PBGC. The assets of each AHC Plan are at least equal in value to the present value of the accrued benefits of participants of such Plan. No facts or circumstances exist which could reasonably be expected to give rise to any liability of any AHC Plan, AHC, Pan Am or any Subsidiary thereof to any other Person. AHC has paid all amounts required under applicable law, any AHC Pension Plan and any AHC Welfare Plan to be paid as a contribution to each AHC Pension Plan and AHC Welfare Plan through the date hereof. To the extent required by law, AHC has set aside adequate reserves to meet contributions which are not yet due under any AHC Pension Plan or AHC Welfare Plan. Neither AHC, any of its Subsidiaries, nor any other Person has engaged in any transaction or taken any other action with respect to any AHC Plan which would subject AHC, Pan Am or any Subsidiary thereof to: (i) any Tax, penalty or liability for prohibited transactions under ERISA or the Code; (ii) any Tax under Code Sections 4971, 4972, 4976, 4977 or 4979; or (iii) a penalty under ERISA Sections 502(c) or 502(l). None of AHC or any of its Subsidiaries, or any director, officer or employee of AHC or any of its Subsidiaries, to the extent it or he is a fiduciary with respect to any AHC Pension Plan or AHC Welfare Plan, has breached any of its or his responsibilities or obligations imposed upon fiduciaries under ERISA or the Code or which could result in any claim being made under, by or on behalf of any AHC Pension Plan or AHC Welfare Plan or any participant or beneficiary thereof. Each AHC Welfare Plan which is a group health plan within the meaning of Code Section 5000(b)(1) complies in all material respects with and in each and every case has complied in all material respects with the applicable requirements of Code Section 4980B and Part 6 of Title I of ERISA and does not benefit retirees, except as otherwise required by law. As of the date thereof, there was no accrued vacation or sick leave payable to the employees of AHC or any Subsidiary which is not reflected in the AHC Financial Statements.

                  (e) PERSONNEL. SCHEDULE 3.16(E) sets forth: (i) the names of all directors and officers of Carnival; and (ii) the names and job designations of all employees of Carnival whose cash compensation exceeds $75,000 per annum. Except as disclosed in the Carnival Financial Statements and except for unpaid base compensation accrued in the ordinary course of business consistent with past practice since January 31, 1997, there are no material sums due to any of Carnival's employees.

         3.17 MATERIAL AGREEMENTS.

                  (a) SCHEDULE 3.17 sets forth a list of all written and oral agreements, arrangements or commitments (collectively, the "AHC MATERIAL AGREEMENTS") to which Carnival is a party or by which it or any of its respective assets are bound which are material to the financial position or results of operations of Carnival on a consolidated basis, including, but not limited to: (i) contract, commitment, agreement or relationship resulting in a commitment or potential commitment for expenditure or other obligation or potential obligation, or which provides for the receipt or potential receipt, involving in excess of $100,000; (ii) contract or commitment for the employment or retention of any employee, consultant or agent or any other type of contract with any employee, consultant or agent providing for annual payments in excess of $100,000; (iii) indenture, mortgage, promissory note, loan agreement, guarantee or other agreement or commitment relating to the borrowing of money, or encumbrance of assets; (iv) licensing or royalty agreements or agreements providing for other similar rights or agreements with third parties relating to the supply or use of products or materials or any intellectual property; (v) any plan of a type referenced in SECTION 3.16(D); (vi) agreements which restrict Carnival from engaging in any line of business or from competing with any other Person anywhere in the world; (vii) arrangements for the sale of any of the assets, property or rights of Carnival, in excess of $100,000, except for agreements to sell products or services in the ordinary course of business consistent with past practices; (viii) agreement, contract or arrangement with any Affiliate of AHC or any of its Subsidiaries or any Affiliate of any officer, director or employee of AHC or any of its Subsidiaries which is nonterminable without penalty and without greater than 30 days notice; (ix) lease of or agreement to purchase real property; (x) any material indemnification, contribution or similar agreement or arrangement pursuant to which AHC or any of its Subsidiaries may be required to make any indemnification or contribution to any other Person except to the extent provided in the Articles of Incorporation or Bylaws of AHC or Carnival as in effect on the date hereof; (xi) agreement relating to the lease or purchase of aircraft, material travel agency arrangements, agreements relating to procuring reservations, code sharing arrangements, interline arrangements, interchange arrangements, baggage handling, chartering of airlines, purchase of fuel, maintenance of aircraft equipment or any other outsourcing agreement; or (xii) any other material contract, agreement or instrument which cannot be terminated without penalty to AHC and its Subsidiaries, upon the provision of not greater than 30 days notice.

                  (b) Except as set forth on SCHEDULE 3.17, all AHC Material Agreements have been entered into on an "arms-length" basis with parties who are not Affiliates of AHC. The AHC Material Agreements are each in full force and effect and are the valid and legally binding obligations of AHC or the applicable Subsidiary which is a party to same and, to AHC's knowledge, have not been breached by any of the other parties thereto and are valid and binding obligations of the other parties thereto. Neither AHC nor any of its Subsidiaries is in default under its Articles or Certificate of Incorporation or Bylaws or in default or alleged default under any Material Agreement to which it is a party, and no event has occurred which with the giving of notice or lapse of time or both would constitute such a default. Except as set forth on SCHEDULE 3.17, consummation of the transactions contemplated hereby will not constitute a breach or default of any Material Agreements or require any consent thereunder.

         3.18 LIST OF ACCOUNTS. SCHEDULE 3.18 sets forth, as of the date hereof:
(i) the name and address of each bank or other institution in which Carnival maintains an account (cash, securities or other) or safe deposit box; (ii) the name and phone number of the contact person at such bank or institution; (iii) the account number of the relevant account and a description of the type of account; and (iv) the persons authorized to transact business in such accounts.

         3.19 MAJOR CUSTOMERS AND SUPPLIERS. Carnival has delivered to Pan Am a list of its five largest customers and suppliers (measured by dollar volume) during the fiscal year ended June 30, 1996, and the six months ended December 31, 1996, and with respect to each, the name and address, dollar volume involved and nature of the relationship. None of the five largest customers or suppliers of AHC or any of its Subsidiaries during the fiscal year ended June 30, 1996, and the six months ended December 31, 1996, has (i) cancelled, suspended or otherwise terminated its relationship with Carnival or (ii) to the knowledge of Carnival, advised Carnival or any Affiliate of Carnival of its intention to cancel, suspend or terminate its relationship or to significantly decrease its purchases from or sales to Carnival or to materially and adversely change the terms upon which it purchases or sells products or services to or from Carnival.
SCHEDULE 3.19 sets forth, for each of the last three full fiscal years of AHC and the six months ended December 31, 1996, the revenues and percentage of revenues of Carnival (on a consolidated basis) arising directly from package bookings with Carnival Cruise and from arrangements with other Affiliates of Carnival Cruise or AHC.

         3.20 RELATED PARTY TRANSACTIONS. Except as set forth on SCHEDULE 3.20 or reflected in the Carnival Financial Statements, no director, officer or shareholder of AHC or any of its Subsidiaries, or to AHC's knowledge, any employee of AHC or any of its Subsidiaries (individually an "AHC RELATED PARTY" and collectively the "AHC RELATED PARTIES") or any Affiliate of any AHC Related
Party: (i) owns, directly or indirectly, any interest in any Person which is a competitor of Carnival, or a supplier of Carnival, except for the ownership of not more than 2% of the outstanding stock of any company listed by a national stock exchange or the Nasdaq National Market; (ii) owns, directly or indirectly, in whole or in part, any material property, asset (other than cash) or right, real, personal or mixed, tangible or intangible, which is associated with or necessary in the operation of the business of Carnival, as presently conducted; or (iii) has an interest in or is, directly or indirectly, a party to any contract, agreement, lease or arrangement to which Carnival is bound or is a party.

         3.21 TAX MATTERS.

                  (a) All federal, state, local and foreign Tax returns and Tax reports, if any, required to be filed with respect to the business or assets of AHC and its Subsidiaries have been filed with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed; all of the foregoing as filed are true, correct and complete, and reflect accurately all liability for Taxes of AHC and its Subsidiaries for the periods for which such returns relate; and all amounts shown as owing thereon have been paid. Except as set forth on SCHEDULE 3.21, none of such returns or reports have been audited by any governmental authority.

                  (b) All Taxes, if any, payable by AHC and its Subsidiaries or relating to or chargeable against any of their assets, revenues or income through December 31, 1996, were fully paid by such date or provided for by adequate reserves in the AHC Financial Statements, and all similar items due through the Closing will have been fully paid by that date or provided for by adequate reserves on the books of AHC and its Subsidiaries.

                  (c) None of AHC or any of its Subsidiaries will have any liability with respect to any such Taxes including, but not limited to, interest and/or penalties, in excess of the amount so paid or the reserves so established on the books of AHC and its Subsidiaries. Neither AHC nor any of its Subsidiaries is delinquent in the payment of any Tax. No deficiencies for any Tax have been asserted against AHC or any of its Subsidiaries with respect to any Taxes which have not been paid, settled or adequately provided for and there exists no basis for the making of any such deficiency, assessment or charge.

                  (d) Neither AHC nor any of its Subsidiaries has waived any restrictions on assessment or collection of Taxes or consented to the extension of any statute of limitations relating to federal, state, local or foreign taxation.

         3.22 GUARANTIES. Except as set forth on SCHEDULE 3.20, neither AHC nor any of its Subsidiaries is a party to any Guaranty.

         3.23 ABSENCE OF CERTAIN BUSINESS PRACTICES. No officer, director or shareholder of AHC or any of its Subsidiaries and, to AHC's knowledge, no employee or agent of AHC or any of its Subsidiaries and no other Person acting at the direction of any of the foregoing or associated or Affiliated with AHC or any of its Subsidiaries and no other Person for whom AHC or any of its Subsidiaries may be responsible, acting alone or together, has (i) received, directly or indirectly, any rebates, payments, commissions, promotional allowances or any other economic benefits, regardless of their nature or type from any customer, supplier, trading company, shipping company, governmental employee or other Person with whom AHC or any of its Subsidiaries has done business directly or indirectly, or (ii) directly or indirectly, given or agreed to give any gift or similar benefit to any customer, supplier, trading company, shipping company, governmental employee or other Person who is or may be in a position to help or hinder the business of AHC and any of its Subsidiaries (or assist AHC or any of its Subsidiaries in connection with any actual or proposed transaction), in either event which (a) could reasonably be expected to subject AHC or any of its Subsidiaries to any damage or penalty in any civil, criminal or governmental litigation or proceeding, or (b) if not given, could reasonably be expected to have a material adverse effect on the results of operations, assets, business, operations or prospects of AHC or any of its Subsidiaries or may lead to suit or penalty in any private or governmental litigation or proceeding.

         3.24 RWDR TRANSACTION. Immediately prior to the RWDR Transaction, AHC's sole asset will be Carnival Common Stock which shall be owned by AHC free and clear of any and all Encumbrances, and which will be fully paid and nonassessable. Immediately prior to the RWDR Transaction, AHC will have no liabilities, commitments or obligations of any nature whatsoever whether accrued, contingent or otherwise, and Carnival shall not acquire any such liabilities, commitments or obligations of any nature whatsoever, whether actual, contingent or otherwise, by virtue of or arising from such transaction. No asset or right utilized by Carnival in connection with its operations is or has been owned by AHC.

         3.25 AHC SPINOFF AND RWDR TRANSACTION LIABILITY. Neither the AHC Spinoff nor the RWDR Transaction has nor will it result in or impose any liability, commitment or obligation of any nature whatsoever, whether accrued, contingent or otherwise, to or upon Carnival, including without limitation, any Tax liability.

         3.26 INTENTIONALLY OMITTED.

         3.27 REGISTRATION STATEMENT AND PROXY STATEMENT. None of the information relating to AHC or Carnival to be supplied by Carnival for use in the Proxy Statement and/or the Registration Statement, at the respective times that the Registration Statement, the Proxy Statement or any amendment thereto is filed with the Commission, or is declared effective by the Commission, or at the respective times that the Proxy Statement is mailed to Pan Am's shareholders and at the time the Pan Am shareholders' meeting takes place (subject, if required, to a reasonable period of time for the parties hereto to take such action necessary to supplement or amend the Proxy Statement), will contain any untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time prior to the Closing Date, an event or circumstance relating to AHC or Carnival, or any of their respective officers, directors or shareholders, should be discovered by AHC that should be set forth in an amendment or a supplement to the Registration Statement or Proxy Statement, AHC shall promptly inform Pan Am.

         3.28 POOLING-OF-INTERESTS. Except as set forth on SCHEDULE 3.28, no facts or circumstances exist with respect to AHC, Carnival or any Subsidiary which could reasonably be expected to disqualify Pan Am's acquisition of Carnival pursuant to this Agreement for pooling-of-interests accounting treatment.

         3.29 INTENTIONALLY LEFT BLANK.

         3.30 INVESTMENT REPRESENTATIONS.

                  (a) The Shareholders understand and acknowledge that the Common Stock which is to be received by them has not been registered under the Securities Act. The Shareholders hereby represent and warrant that (i) the Common Stock is being acquired for investment for the Shareholders' own account, and not as a nominee or agent and not with a view to the resale or distribution of all or any part of such shares, and the Shareholders have no present intention of selling, granting any participation in or otherwise distributing any of the Common Stock within the meaning of the Securities Act and (ii) the Shareholders do not have any contracts, understandings, agreements or arrangements with any Person to sell, transfer or grant participations to such Person, with respect to any such Common Stock, in each case except for and as contemplated by the Registration Rights Agreement.

                  (b) The Shareholders have knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the investment in the Common Stock. The Shareholders understand that an investment in Pan Am represents a relatively high degree of risk and there is no assurance that Pan Am's business or operations will be successful. The Shareholders have considered carefully the risk factors attendant to an investment in Pan Am and that, as a consequence of such risks, the Shareholders could lose their entire investment in Pan Am.

                  (c) The Shareholders understand that they must bear the economic risk of an investment in Pan Am for an indefinite period of time. The Shareholders understand that the shares of Common Stock are characterized as "restricted securities" under applicable securities laws since they are being acquired in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. The Shareholders hereby represent that they understand the resale limitations imposed by the Securities Act and the rules and regulations promulgated thereunder and that as a consequence thereof it may not be possible for the Shareholders to liquidate their investment in Pan Am or to transfer any of the shares of Common Stock except pursuant to the Registration Rights Agreement.

                  (d) The Shareholders understand and agree that the certificates evidencing the shares of Common Stock will bear an appropriate legend evidencing the restricted nature of such shares and indicating that no transfer of any of such shares may be made unless they are registered under the Securities Act or an exemption from such registration is available, and that Pan Am may instruct its transfer agent not to transfer any such shares unless such transfer shall be made in compliance with such legend.

         3.31 DISCLOSURE. The representations and warranties of AHC and Carnival contained in this Agreement together with the Schedules hereto and the information specifically reflected therein, taken as a whole, do not contain and will not contain any untrue statement of a material fact and do not omit and will not omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE IV

            REPRESENTATIONS AND WARRANTIES OF PAN AM AND ACQUISITION

         In order to induce AHC and Carnival to enter into this Agreement and to consummate the transactions contemplated hereby, Pan Am and Acquisition make the representations and warranties set forth below to AHC and Carnival.

         4.1 ORGANIZATION. Each of Pan Am and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its state or country of incorporation. Each of Pan Am and its Subsidiaries is duly qualified to transact business as a foreign corporation in all jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification except where the failure to be so qualified would not have a material adverse effect on the financial condition, results of operations, assets, liabilities, prospects or business of Pan Am and its Subsidiaries on a consolidated basis (a "PAN AM MATERIAL ADVERSE EFFECT"). Each jurisdiction in which Pan Am or any of its Subsidiaries is qualified to transact business as a foreign corporation is listed on SCHEDULE 4.1. Each of Pan Am and its Subsidiaries has the corporate authority to (i) own or lease and operate its properties and (ii) conduct its business as presently conducted.

         4.2 AUTHORIZATION; ENFORCEABILITY. Each of Pan Am and Acquisition has the corporate authority to execute, deliver and perform this Agreement and the Articles and Agreement of Merger. The execution, delivery and performance of this Agreement and the Articles and Agreement of Merger by Pan Am and Acquisition and the consummation by Pan Am and Acquisition of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Pan Am and Acquisition. This Agreement and the Articles and Agreement of Merger have been duly executed and delivered by Pan Am and Acquisition and constitute the legal, valid and binding obligations of Pan Am and Acquisition, enforceable against them in accordance with their terms, except to the extent that their enforcement is limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights generally or by general principles of equity.

         4.3 NO VIOLATION OR CONFLICT. Except as set forth on SCHEDULE 4.3, the execution, delivery and performance by Pan Am and Acquisition of this Agreement and the Articles and Agreement of Merger and the consummation by Pan Am and Acquisition of the transactions contemplated hereby and thereby: (i) do not and will not (subject to obtaining the consents contemplated by SECTION 4.4 hereof) violate or conflict with any provision of law or regulation, the result of which, individually or in the aggregate, could reasonably be expected to cause a Pan Am Material Adverse Effect, or any writ, order, judgment or decree of any court or governmental or regulatory authority specifically naming Pan Am or any of its Subsidiaries, or any provision of Pan Am's or Acquisition's Certificate or Articles of Incorporation or Bylaws; and (ii) do not and will not, with or without the passage of time or the giving of notice, result in the breach of, or constitute a default, cause the acceleration of performance, permit the unilateral modification or termination of, or require any consent under, or result in the creation of any lien, charge or encumbrance upon any property or assets of Pan Am or any of its Subsidiaries pursuant to, any material instrument or agreement to which Pan Am or any of its Subsidiaries is a party or by which Pan Am or any of its Subsidiaries or their respective properties may be bound or affected.

         4.4 CONSENT OF GOVERNMENTAL AUTHORITIES. Other than in connection with the HSR Act, the laws and regulations of the FAA and the DOT, and the state securities laws of any jurisdiction, no consent, approval or authorization of, or registration, qualification or filing with any federal, state or local governmental or regulatory authority is required to be made by Pan Am or Acquisition in connection with the execution, delivery or performance by Pan Am or Acquisition of this Agreement or the Articles and Agreement of Merger or the consummation by Pan Am or Acquisition of the transactions contemplated hereby and thereby.

         4.5 EXCHANGE ACT REPORTS; FINANCIAL STATEMENTS.

                  (a) The Common Stock is registered under Section 12(b) of the Exchange Act. Since January 1, 1995, Pan Am has timely filed all reports and other documents required to be filed by it with the Commission under the Exchange Act, including but not limited to proxy statements and reports on Form 10-KSB, Form 10-QSB and Form 8-K (collectively, with the Registration Statement on Form S-4 (File No. 333-4350) of Frost Hanna Mergers Group, Inc., the "PAN AM SEC REPORTS"). As of the respective dates they were filed with the Commission, the Pan Am SEC Reports, including all documents incorporated by reference into such reports, complied in all material respects with the rules and regulations of the Commission and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (b) Pan Am has delivered to AHC a true and complete copy of its consolidated unaudited balance sheet, statement of income and cash flow as of and for the fiscal year ended December 31, 1996 (the "PAN AM FINANCIAL STATEMENTS"). Except as indicated in SCHEDULE 4.5, the Pan Am Financial Statements fairly present in all material respects Pan Am's and its Subsidiaries' financial condition, assets, liabilities, and equity and results of operations, at the dates and for the period specified in that statement in accordance with generally accepted accounting principles consistently applied with prior periods, (subject to normal nonmaterial year-end audit adjustments and the absence of notes). Other than as disclosed by the Pan Am Financial Statements, the Pan Am SEC Reports or on SCHEDULE 4.5 or on SCHEDULE 4.17 or executory contractual obligations not required to be disclosed on SCHEDULE 4.17 hereto, neither Pan Am nor any of its Subsidiaries has any liabilities, commitments or obligations (which reasonably could be expected to be material to Pan Am and its Subsidiaries on a consolidated basis) of any nature whatsoever, whether accrued, contingent or otherwise (other than liabilities, commitments or obligations incurred since December 31, 1996 in the ordinary course of business consistent with past practices to Persons other than Affiliates of Pan Am), and, to Pan Am's knowledge, there is no reasonable basis for assertion against Pan Am or any of its Subsidiaries of any such liability, commitment or obligation.

         4.6 COMPLIANCE WITH LAWS.

                  (a) Each of Pan Am and its Subsidiaries is in compliance in all material requests with all federal, state, local and foreign laws, ordinances, regulations, judgments, rulings, orders and other legal requirements applicable to it, its operations or its properties, including, without limitation, those relating to employment, building, zoning, safety and health, and environmental matters. Neither Pan Am nor any of its Subsidiaries has received notification from any governmental or regulatory authority asserting that it may not be in compliance with or may have violated any of the laws or regulations which said governmental or regulatory authority enforces, or threatening to revoke any authorization, consent, approval, franchise, license or permit, and neither Pan Am nor any of its Subsidiaries is subject to any agreement or consent decree with any governmental or regulatory authority arising out of previously asserted violations. AHC has been furnished with or Pan Am has made available to AHC true and correct copies of all records of inspections, notices, reports or audits of any of Pan Am's or any of its Subsidiaries' businesses or properties since incorporation under applicable federal, state, foreign and local laws and regulations or conducted by insurance companies, consultants or other Persons; and all deficiencies noted therein have been corrected. AHC has been furnished with or Pan Am has made available to AHC true and correct copies of all correspondence and other filings made to or received from any governmental regulatory agency or authority (including, but not limited to, the FAA and the DOT) regarding Pan Am or any of its Subsidiaries since their incorporation.

                  (b) Without limiting the generality of SECTION 4.6(A), except as disclosed by the environmental audits and reports listed on SCHEDULE 4.6 or the Pan Am SEC Reports, copies of which have heretofore been delivered to AHC, or as otherwise set forth on SCHEDULE 4.6, there are, with respect to Pan Am and its Subsidiaries, no past or present violations of any laws or regulations promulgated by the FAA or the DOT or any Environmental Laws, releases of any material into the environment, actions, activities, circumstances, conditions, events, incidents or contractual obligations which could reasonably be expected to give rise to any common law or other legal liability in excess of $50,000, including, without limitation, under CERCLA or similar state or local laws.

         4.7 LEGAL PROCEEDINGS. Except as set forth on SCHEDULE 4.7 or the Pan Am SEC Reports, neither Pan Am nor any of its Subsidiaries is, nor since incorporation has been, a party to any pending or, to the knowledge of Pan Am, threatened, legal, administrative or other proceeding, arbitration or investigation, which could reasonably be expected to result in such party expending in excess of $100,000, and Pan Am has no knowledge of any set of facts which could reasonably be expected to result in any legal, administrative or other proceeding, arbitration or investigation involving Pan Am or any of its Subsidiaries. Except as set forth on SCHEDULE 4.7, neither Pan Am nor any of its Subsidiaries is subject to any order, injunction or other judgment of any court or governmental authority. Each of Pan Am and its Subsidiaries is in compliance with the terms of each order, injunction or other judgment set forth on SCHEDULE
4.7. Except as set forth on SCHEDULE 4.7, none of the items set forth on
SCHEDULE 4.7 could, individually or in the aggregate, reasonably be expected to have a Pan Am Material Adverse Effect.

         4.8 BROKERS. Except for Lazard Freres & Co. and other financial advisors of whom Pan Am shall advise AHC and Carnival, neither Pan Am nor any of its Subsidiaries has employed any financial advisor, broker or finder and none has incurred and none will incur any broker's, finder's, investment banking or similar fees, commissions or expenses to any other party in connection with the transactions contemplated by this Agreement.

         4.9 ABSENCE OF MATERIAL ADVERSE CHANGES. Except as set forth on
SCHEDULE 4.9 or the Pan Am SEC Reports, from December 31, 1996 to the date hereof: (i) each of Pan Am and its Subsidiaries has in all material respects conducted its businesses in the ordinary and usual course consistent with past practices; (ii) there has been no material adverse change in the financial condition, results of operations, assets, liabilities or business of Pan Am and its Subsidiaries on a consolidated basis; and (iii) neither Pan Am nor any of its Subsidiaries has engaged or agreed to engage in any of the actions described in SECTION 5.1 (except as otherwise specifically permitted in SECTION 5.1).

         4.10 ARTICLES OF INCORPORATION, BYLAWS AND MINUTE BOOKS. True and complete copies of the Articles of Incorporation, as amended to date, Bylaws, as amended to date, and minute books of Pan Am and its Subsidiaries have been delivered or made available by Pan Am to AHC. Such documents contain complete and accurate records in all material respects and have embodied therein copies of minutes of all meetings and actions by written consent of the incorporators, boards of directors (and committees thereof) and shareholders of such entities from the date of incorporation to the date hereof.

         4.11 CAPITALIZATION. As of the date hereof, the authorized capital stock of Pan Am consists of 100,000,000 shares of Pan Am Common Stock, of which 10,920,191 shares are issued and outstanding. All shares of Pan Am's and each of its Subsidiary's outstanding capital stock have been duly authorized, are validly issued and outstanding, and are fully paid and nonassessable. No securities issued by Pan Am or any of its Subsidiaries from the date of its incorporation to the date hereof were issued in violation of any statutory or common law preemptive rights or the registration requirements of federal or state securities laws. There are no dividends which have accrued or been declared but are unpaid on the capital stock of Pan Am or any of its Subsidiaries. All Taxes required to be paid in connection with the issuance by Pan Am or any of its Subsidiaries of Pan Am's and each of its Subsidiaries' capital stock have been paid. All of the outstanding shares of capital stock of each of Pan Am's Subsidiaries are owned by either Pan Am or another of its Subsidiaries, free and clear of all Encumbrances. SCHEDULE 4.11 lists all Subsidiaries of Pan Am, their jurisdictions of incorporation or organization, the number of shares of their respective capital stock or other equity interests issued and outstanding, and the record owners and the amounts and percentage of ownership of such shares of capital stock or equity interests. Except as set forth on SCHEDULE 4.11, neither Pan Am nor any of its Subsidiaries has any equity investment in any other corporation, association, partnership, joint venture or other entity. Pan Am has delivered to Carnival a true and correct listing of its record shareholders as of approximately March 1, 1997.

         4.12 RIGHTS, WARRANTS, OPTIONS. Except as set forth on SCHEDULE 4.12 or the Pan Am SEC Reports, there are no outstanding: (i) securities or instruments convertible into or exercisable for any of the capital stock or other equity interests of Pan Am or any of its Subsidiaries or any other Person issued by Pan Am or any of its Subsidiaries or to which Pan Am or any of its Subsidiaries is a party; (ii) options, warrants, subscriptions or other rights to acquire capital stock or other equity interests of Pan Am or any of its Subsidiaries issued by Pan Am or any of its Subsidiaries; or (iii) commitments, agreements or understandings of any kind to which Pan Am or any of its Subsidiaries is a party, including employee benefit arrangements, relating to the issuance or repurchase by Pan Am or any of its Subsidiaries of any capital stock or other equity interests of Pan Am or any of its Subsidiaries, any such securities or instruments convertible into or exchangeable for capital stock or other equity interests of Pan Am or any such options, warrants or rights. As of the date hereof, Pan Am had reserved not more than 2,124,589 shares of Common Stock for issuance upon exercise of outstanding stock options.

         4.13 PROPERTIES.

                  (a) Except as set forth in SCHEDULE 4.13(A) hereof, Pan Am or one of its Subsidiaries has valid title to all properties, interests in properties and assets (real and personal) as reflected in the consolidated balance sheet of Pan Am as of December 31, 1996 or acquired after December 31, 1996 (except nonmaterial properties, interests in properties and assets sold or otherwise disposed of since December 31, 1996 in the ordinary course of business to Persons other than Affiliates of Pan Am), free and clear of all Encumbrances, except for those Encumbrances listed on SCHEDULE 4.13(A) hereto. Neither Pan Am nor any of its Subsidiaries own any real property. SCHEDULE 4.13(A) lists each piece of real property, leased or utilized by Pan Am or any of its Subsidiaries, with obligations remaining in excess of $50,000, including the owner or lessor thereof, the location thereof and the use to which it is put by

Pan Am and/or any of its Subsidiaries. The facilities and equipment of Pan Am and its Subsidiaries necessary to the operations of Pan Am's business are in good operating condition and repair sufficient for the operation of the business as presently conducted, normal wear and tear excepted. Except for those assets leased or licensed by Pan Am or its Subsidiaries and required to be listed on
SCHEDULE 4.13(A), Pan Am or its Subsidiaries own all assets used in their business. All aircraft, engines, spare engines and spare parts owned, leased or in the possession or control of Pan Am or any of its Subsidiaries are in sound operating condition, normal wear and tear excepted, except for those engines, spare engines and spare parts under repair or overhaul pursuant to Pan Am's FAA approved maintenance programs. A certificate of airworthiness for each aircraft of Pan Am has been duly issued pursuant to the Federal Aviation Laws and is in full force and effect (except for the period of time any aircraft may be out of service and such certificate is suspended in connection therewith), and each aircraft, engine and spare engine, and spare part having a value, individually or together with similar spare parts, in excess of $15,000, of Pan Am or any of its Subsidiaries complies with all applicable FAA airworthiness standards and is maintained in accordance with all applicable FAA-approved maintenance programs. Each aircraft owned by Pan Am is duly registered in the name of Pan Am in accordance with the Federal Aviation Laws, and is not registered under the laws of any other country. Each aircraft used by Pan Am but owned by a third party is duly registered in the name of such third party in accordance with all applicable Federal Aviation Laws and Pan Am is authorized to use such aircraft under all applicable Federal Aviation Laws. Pan Am's chief executive office and the location of its books and records is set forth on SCHEDULE 4.13(A).

                  (b) SCHEDULE 4.13(B) sets forth a list of all owned and leased aircraft, or aircraft under contract for future purchase or lease, a description of the type and aircraft number of each such aircraft, the date of manufacture of each such aircraft, the date Pan Am placed such aircraft in service or proposes to place such aircraft in service, the lease expiration date of such aircraft, and a notation as to whether the aircraft (i) is owned or leased; (ii) complies with Stage 3 noise level requirements of the ANCA; and (iii) requires refitting or repair to bring it into compliance with any outstanding FAA aircraft requirements mandated by certain Airworthiness Directives promulgated by the FAA. SCHEDULE 4.13(B) also contains a list of all airline slots owned or leased by Pan Am or any of its Subsidiaries, and the terms upon which Pan Am or its Subsidiaries utilize such slots. No event has occurred which would subject any of such slots to recall by the FAA.

                  (c) SCHEDULE 4.13(C) sets forth a complete and accurate list of all of Pan Am's and its Subsidiaries' material owned Intangible Property registered with or pending registration in the United States Patent and Trademark Office (the "MARKS"). Pan Am has delivered or made available to AHC correct and complete copies of all material written documents in the possession of Pan Am and its Subsidiaries or any of their Affiliates evidencing the Marks.
SCHEDULE 4.13(C) sets forth, to the knowledge of Pan Am, all material unresolved Claims relating to such Intangible Property owned or used by Pan Am. Except as set forth on SCHEDULE 4.13(C), no interest in any such Intangible Property has been assigned, transferred, licensed or sublicensed by Pan Am or its Subsidiaries to any other party (including any Affiliates of Pan Am or its Subsidiaries), and, to the knowledge of Pan Am and its Subsidiaries, no other license of any of such Intangible Property exists. Except as set forth on
SCHEDULE 4.13(C), to the knowledge of Pan Am, no other Person is infringing, violating or misappropriating any interest it acquired to the Intangible Property by virtue of an assignment from Eclipse Holdings, Inc. Except as set forth on SCHEDULE 4.13(C), to Pan Am's knowledge, (i) Pan Am or its Subsidiaries possess all right, title and interest in and to the Marks free and clear of any and all liens, security interests or encumbrances and have rights to all other Intangible Property and (ii) the Intangible Property is not subject to any outstanding order or Claim, nor is there any action, suit, proceeding or investigation pending with respect thereto. Notwithstanding the foregoing, the parties hereto acknowledge and understand that neither Pan Am nor its Subsidiaries have registered, renewed or maintained registration for such Intangible Property in many foreign territories and/or jurisdictions and that certain of the registrations of such Intangible Property may be vulnerable to cancellation for various reasons in certain foreign jurisdictions.

         4.14 GOVERNMENTAL AUTHORIZATIONS. Pan Am and its Subsidiaries have in full force and effect all Licenses for the ownership of Pan Am's and its Subsidiaries' properties and operation of their businesses as presently operated. Except as set forth on SCHEDULE 4.14, none of the transactions contemplated hereby could reasonably be expected to have an adverse effect on the status of any such License. Except as set forth on SCHEDULE 4.14, none of the transactions contemplated hereby could reasonably be expected to have an adverse effect on the status of any such License or require Pan Am or any of its Subsidiaries or Affiliates to obtain any additional License to continue to operate the business of Pan Am and its Subsidiaries as presently conducted.

         4.15 INSURANCE. SCHEDULE 4.15 sets forth a list and description of all insurance policies existing as of the date hereof providing insurance coverage of any nature to Pan Am or any of its Subsidiaries. All such policies are in full force and effect.

         4.16 EMPLOYMENT MATTERS.

                  (a) LABOR RELATIONS. Except as set forth on SCHEDULE 4.16(A), none of the employees of Pan Am or any of its Subsidiaries is represented by any labor union, and neither Pan Am nor any of its Subsidiaries is subject to any labor or collective bargaining agreement. Except as set forth on SCHEDULE 4.16(A), none of the employees of Pan Am or any of its Subsidiaries is known by Pan Am to be engaged in organizing any labor union or other employee group that is seeking recognition as a bargaining unit. Pan Am and its Subsidiaries have not experienced any strike, work stoppage or labor disturbance with any group of employees, and to Pan Am's knowledge, no set of facts exists which could reasonably be expected to lead to any of the foregoing events.

                  (b) EMPLOYMENT POLICIES. Except as set forth on SCHEDULE 4.16(B), Pan Am has provided to AHC all of Pan Am's and its Subsidiaries' employee policies (written or otherwise), employee manuals or other written statements of rules or policies concerning employment.

                  (c) EMPLOYMENT AGREEMENTS. Except as set forth on SCHEDULE 4.16(C), there are no employment, consulting, severance or indemnification arrangements, agreements, or, to the knowledge of Pan Am, material understandings between Pan Am or any of its Subsidiaries and any officer, director, consultant or employee. Except as set forth on SCHEDULE 4.16(C) or as required by the WARN Act, the terms of employment or engagement of all employees, agents, consultants and professional advisors of Pan Am and its Subsidiaries are such that their employment or engagement may be terminated by not more than two weeks' notice given at any time without liability for payment of compensation or damages and neither Pan Am nor any of its Subsidiaries has entered into any agreement or arrangement for the management of its business or any part thereof other than with its directors or employees.

                  (d) SCHEDULE 4.16(D) sets forth a complete list of all pension, retirement, stock purchase, stock bonus, stock ownership, stock option, profit sharing, savings, medical, disability, hospitalization, insurance, deferred compensation, bonus, incentive, welfare or any other employee benefit plan, policy, agreement, commitment or arrangement maintained by or binding upon Pan Am or any or all of its Subsidiaries for any of their directors, officers, consultants, employees or former employees (the "PAN AM PLANS"). SCHEDULE 4.16(D) also identifies each Pan Am Plan which constitutes an "employee pension benefit plan" ("PAN AM PENSION PLAN") or an "employee welfare benefit plan" ("PAN AM WELFARE PLAN"), as such terms are defined in ERISA. None of the Pan Am Plans is a "multiemployer plan," as such term is defined in ERISA, or is subject to Title IV of ERISA.

         Pan Am and its Subsidiaries have delivered to AHC or Carnival current, accurate and complete copies of each Pan Am Plan (including all other instruments relating thereto) and Summary Plan Descriptions therefor and, to the extent applicable, copies of their most recent (i) IRS determination letter and any outstanding request for a determination letter; (ii) Form 5500 and attached Schedule B (including any related actuarial valuation report) with respect to the last three plan years for each Pan Am Plan; (iii) certified financial statements; (iv) attorney's response to an auditor's request for information;
(v) collective bargaining agreements or other such contracts; (vi) Form S-8 (including any amendments thereto) and Form S-11; (vii) Form 5310 and any related filings with the PBGC with respect to the last three plan years for each Pan Am Plan subject to Title IV of ERISA; (viii) ruling letter and any outstanding request for a ruling letter with respect to the tax-exempt status of any voluntary employees' beneficiary association which is implementing such Pan Am Plan; and (ix) general notification to employees of their rights under Code
Section 4980B and form of letter(s) distributed upon the occurrence of a qualifying event described in Code Section 4980B, in the case of a Pan Am Plan that is a "group health plan" as defined in Code Section 5000(b)(1).

         Except as noted on SCHEDULE 4.16(D), each Pan Am Pension Plan purporting to be is qualified under Section 401(a) of the Code, and each such plan remains so qualified; and to Pan Am's knowledge, no facts or circumstances exist which could result in the revocation of such qualification. Each Pan Am Welfare Plan which is intended to meet the requirements for tax-favored treatment under Subchapter B of Chapter 1 of the Code meets such requirements. Each Pan Am Plan has been administered in all material respects in accordance with its terms and the Code, and each Pan Am Pension Plan and Pan Am Welfare Plan has been administered in all material respects in accordance with ERISA. No facts or circumstances exist which could reasonably be expected to give rise to any liability of Pan Am or any of its Subsidiaries to the PBGC or which could reasonably be anticipated to result in any claims being made against Pan Am or any Subsidiary thereof by the PBGC. The assets of each Pan Am Plan are at least equal in value to the present value of the accrued benefits of participants of such Plan. No facts or circumstances exist which could reasonably be expected to give rise to any liability of any Pan Am Plan, Pan Am or any Subsidiary thereof to any other Person. Pan Am has paid all amounts required under applicable law, any Pan Am Pension Plan and any Pan Am Welfare Plan to be paid as a contribution to each Pan Am Pension Plan and Pan Am Welfare Plan through the date hereof. To the extent required by law, Pan Am has set aside adequate reserves to meet contributions which are not yet due under any Pan Am Pension Plan or Pan Am Welfare Plan. Neither Pan Am, any of its Subsidiaries, nor any other Person has engaged in any transaction or taken any other action with respect to any Pan Am Plan which would subject Pan Am or any Subsidiary thereof to: (i) any Tax, penalty or liability for prohibited transactions under ERISA or the Code; (ii) any Tax under Code Sections 4971, 4972, 4976, 4977 or 4979; or (iii) a penalty under ERISA Sections 502(c) or 502(l). None of Pan Am or any of its Subsidiaries, or any director, officer or employee of Pan Am or any of its Subsidiaries, to the extent it or he is a fiduciary with respect to any Pan Am Pension Plan or Pan Am Welfare Plan, has breached any of its or his responsibilities or obligations imposed upon fiduciaries under ERISA or the Code or which could result in any claim being made under, by or on behalf of any Pan Am Pension Plan or Pan Am Welfare Plan or any participant or beneficiary thereof. Each Pan Am Welfare Plan which is a group health plan within the meaning of Code Section 5000(b)(1) complies in all material respects with and in each and every case has complied in all material respects with the applicable requirements of Code Section 4980B and Part 6 of Title I of ERISA and does not benefit retirees, except as otherwise required by law. As of the date thereof, there was no accrued vacation or sick leave payable to the employees of Pan Am or any Subsidiary which is not reflected in the Pan Am Financial Statements.

                  (e) PERSONNEL. SCHEDULE 4.16(E) sets forth: (i) the names of all directors and officers of Pan Am and each of its Subsidiaries; and (ii) the names and job designations of all employees of Pan Am and each of its Subsidiaries whose cash compensation exceeds $75,000 per annum. Except as disclosed in the Pan Am Financial Statements and except for unpaid base compensation accrued in the ordinary course of business since December 31, 1996, there are no material sums due to any of Pan Am's or any of its Subsidiary's employees.

         4.17 MATERIAL AGREEMENTS.

                  (a) SCHEDULE 4.17 sets forth a list of all written and oral agreements, arrangements or commitments (collectively, the "PAN AM MATERIAL AGREEMENTS") to which either Pan Am or any of its Subsidiaries is a party or by which it or any of their respective assets are bound which are material to the financial position or results of operations of Pan Am and its Subsidiaries on a consolidated basis including, but not limited to: (i) contract, commitment, agreement or relationship resulting in a commitment or potential commitment for expenditure or other obligation or potential obligation, or which provides for the receipt or potential receipt, involving in excess of $100,000; (ii) contract or commitment for the employment or retention of any employee, consultant or agent or any other type of contract with any employee, consultant or agent providing for annual payments in excess of $100,000; (iii) indenture, mortgage, promissory note, loan agreement, guarantee or other agreement or commitment relating to the borrowing of money, or encumbrance of assets; (iv) licensing or royalty agreements or agreements providing for other similar rights or agreements with third parties relating to the supply or use of products or materials or any intellectual property; (v) any plan of a type referenced in
SECTION 4.16(D); (vi) agreements which restrict Pan Am or any of its Subsidiaries from engaging in any line of business or from competing with any other Person anywhere in the world; (vii) agreements or arrangements for the sale of any of the assets, property or rights of Pan Am or any of its Subsidiaries, in excess of $100,000, except for agreements to sell products or services in the ordinary course of business consistent with past practices;
(viii) agreement, contract or arrangement with any Affiliate of Pan Am or any of its Subsidiaries or any Affiliate of any officer, director or employee of Pan Am or any of its Subsidiaries which is nonterminable without penalty and without greater than 30 days notice; (ix) lease or agreement to purchase real property;
(x) any material indemnification, contribution or similar agreement or arrangement pursuant to which Pan Am or any of its Subsidiaries may be required to make any indemnification or contribution to any other Person except to the extent provided in the Articles of Incorporation or Bylaws of Pan Am; (xi) agreement relating to the lease or purchase of aircraft, material travel agency arrangements, agreements relating to procuring reservations, code sharing arrangements, interline arrangements, interchange arrangements, baggage handling, chartering of airlines, purchase of fuel, maintenance of aircraft equipment or any other outsourcing agreement; or (xii) any other material contract, agreement or instrument which cannot be terminated without penalty to Pan Am and its Subsidiaries, upon the provision of not greater than 30 days notice.

                  (b) Except as set forth on SCHEDULE 4.17 or in the Pan Am SEC Reports, all Pan Am Material Agreements have been entered into on an "arms-length" basis with parties who are not Affiliates of Pan Am. The Pan Am Material Agreements are each in full force and effect and are the valid and legally binding obligations of Pan Am or the applicable Subsidiary which is a party to same and, to Pan Am's knowledge, have not been breached by any of the other parties thereto and are valid and binding obligations of the other parties thereto. Neither Pan Am nor any of its Subsidiaries is in default under its Articles or Certificate of Incorporation or Bylaws or in default under any Pan Am Material Agreement to which it is a party, and no event has occurred which with the giving of notice or lapse of time or both would constitute such a default. Except as set forth on SCHEDULE 4.17, the consummation of the transactions contemplated hereby will not constitute a breach or default of any Material Agreements or require any consent thereunder.

         4.18 RELATED PARTY TRANSACTIONS. Except as set forth on SCHEDULE 4.18 or reflected in the Pan Am Financial Statements or in the Pan Am SEC Reports, no director or officer of Pan Am or any of its Subsidiaries or, to Pan Am's knowledge, any shareholder or employee of Pan Am or any of its Subsidiaries (individually a "PAN AM RELATED PARTY" and collectively the "PAN AM RELATED PARTIES") or any Affiliate of any Pan Am Related Party: (i) owns, directly or indirectly, any interest in any Person which is a competitor of Pan Am, or a supplier of Pan Am, except for the ownership of not more than 2% of the outstanding stock of any company listed by a national stock exchange or the Nasdaq stock market; (ii) owns, directly or indirectly, in whole or in part, any material property, asset (other than cash) or right, real, personal or mixed, tangible or intangible, which is associated with or necessary in the operation of the business of Pan Am, as presently conducted; or (iii) has an interest in or is, directly or indirectly, a party to any contract, agreement, lease or arrangement to which Pan Am is bound or is a party.

         4.19 MAJOR CUSTOMERS AND SUPPLIERS. Pan Am has delivered to Carnival a list of its five largest customers and suppliers (measured by dollar volume) during the fiscal year ended December 31, 1996, and, with respect to each, the name and address, dollar volume involved and nature of the relationship. None of the five largest customers or suppliers of Pan Am or any of its Subsidiaries during the fiscal year ended December 31, 1996, has (i) cancelled, suspended, or otherwise terminated its relationship with Pan Am or any of its Subsidiaries or
(ii) to the knowledge of Pan Am, advised Pan Am or any of its Subsidiaries of its intention to cancel, suspend or terminate its relationship or to significantly decrease its purchases from sales to Pan Am or any of its Subsidiaries or to materially and adversely change the terms upon which it purchases or sells products or services to or from Pan Am or any of its Subsidiaries.

         4.20 TAX MATTERS.

                  (a) All federal, state, local and foreign Tax returns and Tax reports, if any, required to be filed with respect to the business or assets of Pan Am and its Subsidiaries have been filed with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed; all of the foregoing as filed are true, correct and complete, and reflect accurately all liability for Taxes of Pan Am and its Subsidiaries for the periods for which such returns relate; and all amounts shown as owing thereon have been paid. Except as set forth on SCHEDULE 4.20, none of such returns or reports have been audited by any governmental authority.

                  (b) All Taxes, if any, payable by Pan Am and its Subsidiaries or relating to or chargeable against any of their assets, revenues or income through December 31, 1996 were fully paid by such date or provided for by adequate reserves in the Pan Am Financial Statements and all similar items due through the Closing will have been fully paid by that date or provided for by adequate reserves on the books of Pan Am and its Subsidiaries.

                  (c) None of Pan Am or any of its Subsidiaries will have any liability with respect to any such Taxes including, but not limited to, interest and/or penalties, in excess of the amount so paid or the reserves so established on the books of Pan Am and its Subsidiaries. Neither Pan Am nor any of its Subsidiaries is delinquent in the payment of any Tax. No deficiencies for any Tax have been asserted against Pan Am or any of its Subsidiaries with respect to any Taxes which have not been paid, settled or adequately provided for and there exists no basis for the making of any such deficiency, assessment or charge.

                  (d) Neither Pan Am nor any of its Subsidiaries has waived any restrictions on assessment or collection of Taxes or consented to the extension of any statute of limitations relating to federal, state, local or foreign taxation.

         4.21 GUARANTIES. Except as set forth on SCHEDULE 4.21, neither Pan Am nor any of its Subsidiaries is a party to any Guaranty.

         4.22 VALIDITY OF PAN AM COMMON STOCK. The Pan Am Common Stock to be issued in the Merger will, when issued in accordance with this Agreement and the Articles and Agreement of Merger, be validly issued, fully paid and non-assessable.

         4.23 ABSENCE OF CERTAIN BUSINESS PRACTICES. No officer or director of Pan Am or any of its Subsidiaries, and to Pan Am's knowledge, no employee or agent of Pan Am or any of its Subsidiaries and no other Person acting at the direction of any of the foregoing or associated or Affiliated with Pan Am or any of its Subsidiaries, and no other Person for whom Pan Am or any of its Subsidiaries may be responsible, acting alone or together, has (i) received, directly or indirectly, any rebates, payments, commissions, promotional allowances or any other economic benefits, regardless of their nature or type from any customer, supplier, trading company, shipping company, governmental employee or other Person with whom Pan Am or any of its Subsidiaries has done business directly or indirectly, or (ii) directly or indirectly, given or agreed to give any gift or similar benefit to any customer, supplier, trading company, shipping company, governmental employee or other Person who is or may be in a position to help or hinder the business of Pan Am and its Subsidiaries (or assist Pan Am or its Subsidiaries in connection with any actual or proposed transaction), in either event which (a) could reasonably be expected to subject Pan Am or its Subsidiaries to any damage or penalty in any civil, criminal or governmental litigation or proceeding, or (b) if not given, could reasonably be expected to have a material adverse effect on the results of operations, assets, business, operations or prospects of Pan Am or any of its Subsidiaries or may lead to suit or penalty in any private or governmental litigation or proceeding.

         4.24 OPINION OF FINANCIAL ADVISOR. Pan Am's financial advisor has delivered to the Board of Directors of Pan Am its oral opinion to the effect that, as of the date hereof, the Merger is fair to the holders of the Common Stock (other than AHC and its Affiliates) from a financial point of view.

         4.25 REGISTRATION STATEMENT AND PROXY STATEMENT. None of the information relating to Pan Am and its Subsidiaries to be supplied by Pan Am for use in the Proxy Statement and/or the Registration Statement, at the respective times that the Registration Statement, the Proxy Statement or any amendment thereto is filed with the Commission or is declared effective by the Commission, or at the respective times that the Proxy Statement is mailed to Pan Am's shareholders and at the time the Pan Am shareholders' meeting takes place (subject, if required, to a reasonable period of time for the parties hereto to take such action necessary to supplement or amend the Proxy Statement), will contain any untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time prior to the Closing Date, an event or circumstance relating to Pan Am or any Subsidiary, or any of their respective officers or directors, should be discovered by Pan Am that should be set forth in an amendment or a supplement to the Registration Statement or Proxy Statement, Pan Am shall promptly inform AHC. The Proxy Statement, including any amendments thereto, will comply with and be distributed to the Pan Am shareholders in accordance with Pan Am's Articles of Incorporation and Bylaws and all applicable laws and regulations, including the Florida BCA, the Securities Act and the Exchange Act, and the rules and regulations of the AMEX. Pan Am understands that an investment in Carnival represents a relatively high degree of risk and there is no assurance that Carnival's business or operations will be successful. Pan Am has considered carefully the risk factors attendant to an investment in Carnival and that, as a consequence of such risks, Pan Am could lose its entire investment in Carnival.

         4.26 POOLING-OF-INTERESTS. Except as set forth on SCHEDULE 4.26, no facts or circumstances exist with respect to Pan Am or any Subsidiary which could reasonably be expected to disqualify Pan Am's acquisition of Carnival pursuant to this Agreement for pooling-of-interests accounting treatment.

         4.27 DISCLOSURE. The representations and warranties of Pan Am or Acquisition contained in this Agreement together with the Schedules hereto and the information specifically reflected therein, taken as a whole, do not contain and will not contain any untrue statement of a material fact and do not omit and will not omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

                                    ARTICLE V

                                    COVENANTS

         During the period from the date of this Agreement to the Closing Date, Pan Am and AHC, as applicable, agree to perform the covenants set forth below.

         5.1 INTERIM OPERATIONS OF PAN AM AND AHC. Each of Pan Am and AHC shall, and shall cause their respective Subsidiaries to, operate their respective businesses only in the ordinary and usual course consistent with past practices and shall use its reasonable efforts to (i) preserve intact its business organization and the goodwill of its customers, suppliers, employees and others having business relations with it and (ii) continuously maintain insurance coverage substantially equivalent to the insurance coverage in existence on the date hereof. Except as otherwise expressly contemplated herein or set forth on
SCHEDULE 5.1, without the written consent of AHC (which shall not be unreasonably withheld), Pan Am shall not, nor shall it cause or permit any of its Subsidiaries to: (i) amend its Articles or Certificate of Incorporation or Bylaws, except in connection with any Pan Am Financings and Acquisitions; (ii) issue, sell or authorize for issuance or sale, shares of any class of its securities (including, but not limited to, by way of stock split or dividend) or any subscriptions, options, warrants, rights or convertible securities, or enter into any agreements or commitments of any character obligating it to issue or sell any such securities except in connection with any Pan Am Financings or Acquisitions; (iii) redeem, purchase or otherwise acquire, directly or indirectly, any shares of its capital stock or the capital stock of any Affiliate or any option, warrant or other right to purchase or acquire any of its shares or the shares of any Affiliate, except in connection with any Pan Am Financings and Acquisitions; (iv) declare or pay any dividend or other distribution (whether in cash, stock or other property) with respect to its capital stock; (v) voluntarily sell, transfer, surrender, abandon or dispose of any of its material assets or property rights (tangible or intangible); (vi) grant or make any mortgage or pledge or subject itself or any of its properties or assets to any Encumbrances, except Encumbrances listed in SCHEDULE 4.13(A) hereto, or Encumbrances not exceeding $100,000 in the aggregate and except in connection with any Pan Am Financings or Acquisitions; (vii) create, incur or assume any liability or indebtedness for borrowed money (including purchase money financing), except in the ordinary course of business consistent with past practices, but in no event in an aggregate amount exceeding $250,000 and except in connection with any Pan Am Financings or Acquisitions; (viii) make or commit to make any capital expenditures in excess of $250,000 in the aggregate, except in connection with any Pan Am Financings and Acquisitions; (ix) grant any increase in the compensation payable or to become payable to directors, officers or employees, other than merit increases to officers and employees in the ordinary course of business; (x) enter into any agreement, arrangement or commitment that, if it existed on the date hereof, would be a Pan Am Material Agreement, or amend or terminate any of same or any existing Pan Am Material Agreement, except in connection with any Pan Am Financings or Acquisitions; (xi) alter the manner of keeping its books, accounts or records, or change in any manner the accounting practices therein reflected; (xii) apply any of its assets to the direct or indirect payment, discharge, satisfaction or reduction of any amount payable directly or indirectly to or for the benefit of any Affiliate (except for salary and benefits as currently in effect and except in accordance with existing agreements and arrangements which have been disclosed to AHC in writing); (xiii) knowingly or negligently take or omit to take any action which could reasonably be expected to disqualify Pan Am's acquisition of Carnival pursuant to this Agreement for pooling-of-interests accounting treatment (it being recognized that due to the importance of this matter, Pan Am should consult regularly with its accountants and AHC's accountants with respect to the ramifications of various acts or omissions on pooling-of-interests accounting treatment); or (xiv) agree, whether in writing or otherwise, to do any of the foregoing. Except as otherwise expressly contemplated herein or set forth on SCHEDULE 5.1, without the written consent of Pan Am (which shall not be unreasonably withheld), AHC shall not, nor shall it cause or permit any of its Subsidiaries to: (i) amend its Articles or Certificate of Incorporation or Bylaws; (ii) issue, sell or authorize for issuance or sale, shares of any class of its securities (including, but not limited to, by way of stock split or dividend) or any subscriptions, options, warrants, rights or convertible securities, or enter into any agreements or commitments of any character obligating it to issue or sell any such securities;
(iii) redeem, purchase or otherwise acquire, directly or indirectly, any shares of its capital stock or the capital stock of any Affiliate or any option, warrant or other right to purchase or acquire any of its shares or the shares of any Affiliate; (iv) declare or pay any dividend or other distribution (whether in cash, stock or other property) with respect to its capital stock; (v) voluntarily sell, transfer, surrender, abandon or dispose of any of its assets or property rights (tangible or intangible) having an aggregate value in excess of $25,000; (vi) grant or make any mortgage or pledge or subject itself or any of its properties or assets to any Encumbrances, except Encumbrances listed in
SCHEDULE 3.13(A) hereto, or Encumbrances not exceeding $25,000 in the aggregate;
(vii) create, incur or assume any liability or indebtedness for borrowed money (including purchase money financing) or otherwise make expenditures in an aggregate amount exceeding $50,000; (viii) make or commit to make any capital expenditures in excess of $50,000 in the aggregate; (ix) grant any increase in the compensation payable or to become payable to directors, officers or employees; (x) enter into any agreement, arrangement or commitment that, if it existed on the date hereof, would involve the expenditure or potential expenditure of funds, individually or in the aggregate, in excess of $50,000 or be an AHC Material Agreement, or amend or terminate any of same or any existing AHC Material Agreement; (xi) alter the manner of keeping its books, accounts or records, or change in any manner the accounting practices therein reflected;
(xii) apply any of its assets to the direct or indirect payment, discharge, satisfaction or reduction of any amount payable directly or indirectly to or for the benefit of any Affiliate (except for salary and benefits as currently in effect and except in accordance with existing agreements and arrangements which have been disclosed to Pan Am in writing); (xiii) knowingly or negligently take or omit to take any action which could reasonably be expected to disqualify Pan Am's acquisition of Carnival pursuant to this Agreement for pooling-of-interests accounting treatment (it being recognized that due to the importance of this matter, AHC should consult regularly with its accountants and Pan Am's accountants with respect to the ramifications of various acts or omissions on pooling-of-interests accounting treatment); or (xiv) agree, whether in writing or otherwise, to do any of the foregoing. Notwithstanding any provisions contained herein to the contrary, AHC and Carnival shall regularly consult with Pan Am with respect to all operational aspects of the business of Carnival (except for pricing of fares issues), including without limitation, the day-to-day operations of Carnival. Notwithstanding anything to the contrary set forth in this Agreement, it is recognized that each of Carnival and Pan Am has experienced significant operating losses, and that each may continue to do so. In connection therewith, it is contemplated that Pan Am, Carnival and their respective Subsidiaries shall, between the date of this Agreement and the Closing Date, continue to experience significant losses, and with respect to Pan Am, engage in one or more Pan Am Financings and Acquisitions, and the parties hereto agree that notwithstanding any provisions contained in this Agreement to the contrary, the incurrence of any such significant losses or the effectuation of any such transactions (regardless of the materiality thereof) will not constitute a breach of any representation, warranty, covenant or other agreement of a party contained herein or provide the basis for the nonfulfillment of a condition precedent to the other party's obligations hereunder. Nothing contained herein shall prohibit the cancellation by Micky Arison at Closing of that certain Contribution Agreement between him and Carnival, described in SCHEDULE 3.17 hereof.

         5.2 ACCESS.

                  (a) PAN AM ACCESS. Pan Am shall: (i) afford to AHC and its agents and representatives reasonable access to the properties, books, records and other information of Pan Am and its Subsidiaries, provided that such access shall be granted upon reasonable notice and at reasonable times during normal business hours in such a manner as to not unreasonably interfere with normal business operations; (ii) use its reasonable efforts to cause Pan Am's personnel, without unreasonable disruption of normal business operations, to assist AHC in its investigation of Pan Am and its Subsidiaries pursuant to this
SECTION 5.2(A); and (iii) furnish promptly to AHC all information and documents concerning the business, assets, liabilities, properties and personnel of Pan Am and its Subsidiaries as AHC may from time to time reasonably request. In addition, from the date of this Agreement until the Closing Date, Pan Am shall cause one or more of its officers to confer on a regular basis with officers of AHC and to report on the general status of its ongoing operations.

                  (b) AHC ACCESS. AHC shall: (i) afford to Pan Am and its agents and representatives full access to the properties, books, records and other information of AHC and its Subsidiaries; (ii) use its reasonable efforts to cause AHC's personnel, without unreasonable disruption of normal business operations, to assist Pan Am in its investigation of AHC and its Subsidiaries pursuant to this SECTION 5.2(B); and (iii) furnish promptly to Pan Am all information and documents concerning the business, assets, liabilities, properties and personnel of AHC and its Subsidiaries as Pan Am may from time to time reasonably request. In addition, from the date of this Agreement until the Closing Date, AHC and Carnival shall cause one or more of their respective officers to confer on a regular basis with officers of Pan Am and to report on the general status of Carnival's ongoing operations.

         5.3 CONFIDENTIALITY. The parties acknowledge that all confidential or proprietary information with respect to the business and operations of the other party and their respective Subsidiaries is valuable, special and unique. The parties shall not disclose, directly or indirectly, to any Person, or use or purport to authorize any Person to use any confidential or proprietary information with respect to the other party or any of their respective Subsidiaries, without the prior written consent of the other party, including without limitation, information as to the financial condition, results of operations, customers, suppliers, products, products under development, services, services under development, inventions, sources, leads or methods of obtaining new business, pricing methods or formulas, costs, marketing strategies or any other information relating to Carnival or Pan Am or any of their respective Subsidiaries, which could reasonably be regarded as confidential or proprietary, but not including information which (i) is or shall become generally available to the public other than as a result of an unauthorized disclosure by any of the parties or any of its Affiliates, (ii) becomes available to the other party on a nonconfidential basis from a source other than a party to this Agreement, provided such source is not in violation of a confidentiality agreement with the party providing such information or (iii) is required to be disclosed by law or by the rules and regulations of AMEX. The covenants of the parties contained in this SECTION 5.3 shall survive any termination of this Agreement. AHC and Carnival specifically consent to the disclosure of all information relating to Carnival and its Subsidiaries reasonably required to be disclosed in the Private Placement Memorandum, the Registration Statement and the Proxy Statement. The foregoing notwithstanding, Pan Am agrees to provide AHC and Carnival with a reasonable opportunity to review and comment on the Private Placement Memorandum, the Registration Statement, the Proxy Statement or any other documents pursuant to which securities of Pan Am will be offered for sale by Pan

Am, prior to the distribution thereof, to the extent that such sale will be closed prior to the Closing Date. In the event that the Merger is consummated, Pan Am's obligations under this SECTION 5.3 with respect to Carnival shall terminate.

         5.4 NOTIFICATION. Each party to this Agreement shall promptly notify the other parties in writing of the occurrence, or threatened occurrence, of:
(i) any event that, with the lapse of time or notice or both, would constitute a breach of this Agreement by such party; (ii) any event that would cause any representation or warranty made by such party in this Agreement to be false or misleading in any respect; and (iii) any event which would have been required to be disclosed herein had such event occurred on or prior to the date of this Agreement. The updating of any schedule pursuant to this SECTION 5.4 shall not be deemed to release any party for the breach of any representation, warranty or covenant hereunder or of any other liability arising hereunder.

         5.5 CONSENT OF GOVERNMENTAL AUTHORITIES AND OTHERS. Each of AHC and Pan Am agrees to cooperate with each other, file, submit or request promptly after the date of this Agreement and to prosecute diligently any and all applications or notices required to be filed or submitted to any governmental authorities, including those specified in SECTIONS 3.4 and 4.4. Each of AHC and Pan Am shall promptly make available to the other such information as each of them may reasonably request relating to its business, assets, liabilities, properties and personnel as may be required by each of them to prepare and file or submit such applications and notices and any additional information requested by any governmental authority, and shall update by amendment or supplement any such information given in writing. Each of AHC and Pan Am represents and warrants to the other that such information, as amended or supplemented, shall be true and not misleading. Each of AHC and Pan Am shall promptly provide the other with copies of all filings made with governmental authorities in connection with this Agreement.

         5.6 REASONABLE EFFORTS. Subject to the terms and conditions of this Agreement, each of the parties shall use its reasonable efforts in good faith to take or cause to be taken as promptly as practicable all reasonable actions that are within its control to cause to be fulfilled those conditions precedent to its obligations to consummate the Merger. The parties shall use reasonable efforts to obtain all consents and approvals required in connection with the consummation of the transactions contemplated by this Agreement.

         5.7 PUBLICITY. The parties agree to reasonably cooperate in issuing any press release or other public announcement or making any governmental filing concerning this Agreement or the transactions contemplated hereby. Nothing contained herein shall prevent any party from at any time furnishing any information to any governmental authority which it is by law or pursuant to the rules and regulations of AMEX so obligated to disclose or from making any disclosure which its independent outside counsel (which may be such party's regularly engaged outside counsel) deems (in the case of non-governmental filings, in writing) necessary in order to fulfill such party's disclosure obligations under applicable law, or the rules and regulations of AMEX.

         5.8 ACQUISITION PROPOSALS. Except for the transactions contemplated by this Agreement, unless and until this Agreement shall have been terminated, neither Carnival nor AHC shall (nor shall either of them permit any of their officers, directors, agents or Affiliates to): directly or indirectly solicit, encourage, initiate or participate in any negotiations or discussions with respect to any offer or proposal to acquire all or substantially all of the business and properties or capital stock of AHC or any of its Subsidiaries, whether by merger, purchase of assets or otherwise, or to sell any capital stock or debt of AHC or any of its Subsidiaries in a public offering or otherwise. In the event AHC or any of its

Subsidiaries shall receive any such offer or proposal, AHC shall promptly inform Pan Am as to any such offer.

         5.9 CARNIVAL AND PAN AM SHAREHOLDER APPROVAL. Each of Carnival and Pan Am shall take all such action as may be necessary to call, notice and convene as promptly as practicable a special meeting of its shareholders (the "CARNIVAL SPECIAL MEETING" or the "PAN AM SPECIAL MEETING") to consider and vote upon, in the case of Carnival, this Agreement and the Merger and, in the case of Pan Am, authorizing the issuance of shares of Common Stock in connection with the Merger. The Carnival Board of Directors has adopted resolutions approving the Agreement, the Articles and Agreement of Merger and the Merger and will submit the Agreement, the Articles and Agreement of Merger and the Merger to Carnival's shareholders for approval thereof as promptly as practicable. The Pan Am Board of Directors has adopted resolutions approving the Agreement, the Articles and Agreement of Merger, and the Merger, and will submit to its shareholders for approval the authorization of the issuance of the shares of Common Stock in connection with the Merger as promptly as practicable. The Board of Directors of Carnival and Pan Am have determined that the Merger is advisable and in the best interests of Carnival and Pan Am and each shall recommend in the Proxy Statement and otherwise that the Carnival shareholders approve this Agreement, the Articles and Agreement of Merger and the Merger, and that the Pan Am shareholders approve the issuance of shares of Common Stock in connection with the Merger and otherwise use their best efforts to obtain shareholder approval of the issues set forth above.

         5.10 PROXY STATEMENT; REGISTRATION. AHC shall cooperate with Pan Am in the preparation by Pan Am of the Proxy Statement and the Private Placement Memorandum and the Registration Statement, as well as any necessary amendments and post-effective amendments thereto. Pan Am shall (i) file the Proxy Statement with the Commission as soon as practicable, (ii) mail the Proxy Statement to its shareholders after completion of the Private Placement Memorandum and the closing of the raising of funds contemplated thereby, (iii) use its best efforts to cause the Proxy Statement to be cleared by the Commission, and (iv) prepare and, as soon as practicable after the closing of the Private Placement Memorandum, file the Registration Statement with the Commission, as well as any necessary amendments and post-effective amendments thereto and use its best efforts to cause the Registration Statement to be declared effective as soon as practicable on or after the Closing Date. If at any time after the Proxy Statement is mailed to Pan Am's shareholders any event shall occur which shall require an amendment or supplement to the Proxy Statement, or which would cause the Proxy Statement to contain any untrue statement of material fact or omit to state a material fact necessary to make the statements contained therein not misleading, the party having knowledge of such event shall promptly notify the other party and the parties shall prepare and file such amendments or supplements as may be necessary.

         5.11 AFFILIATES' LETTERS.

                  (a) SCHEDULE 5.11(A) sets forth a list of names and addresses of those persons who, to the best knowledge of Carnival, may be deemed Affiliates of AHC or from whom a letter in the form of EXHIBIT B hereto (the "CARNIVAL AFFILIATE LETTER") could reasonably be expected to be necessary in order for the Merger to qualify as a pooling-of-interests transaction. Carnival shall provide Pan Am such information and documents as Pan Am shall reasonably request for purposes of reviewing such list. There shall be added to such list the names and addresses of any other person who becomes an Affiliate of Carnival at any time after the date hereof up to and including the time of the Carnival Special Meeting, or who Pan Am reasonably identifies (by written notice to Carnival) as being a Person who may be deemed to be an Affiliate of Carnival. Provided that the Merger would otherwise qualify for pooling of interests accounting treatment, Carnival shall use its best efforts to deliver or cause to be delivered to Pan

Am, concurrent herewith, or as promptly as practicable after the date hereof, from each of the Affiliates identified on SCHEDULE 5.11 (as the same may be supplemented as aforesaid), a Carnival Affiliate Letter.

         If an Affiliate of Carnival refuses to provide a Carnival Affiliate Letter, Pan Am shall in lieu of receipt of such letter be entitled to place appropriate legends on the certificates evidencing the Common Stock to be received by such Affiliates pursuant to the terms of this Agreement, and to issue appropriate stock transfer instructions to the transfer agent for the Common Stock, to the effect that the shares of the Common Stock received or to be received by such Affiliate pursuant to the terms of this Agreement may only be sold, transferred or otherwise conveyed, and the holder thereof may only reduce his interest in or risks relating to such shares of Common Stock, pursuant to an effective registration statement under the Securities Act or in accordance with the provisions of Rule 144 promulgated under the Securities Act or pursuant to an exemption provided from registration under the Securities Act and, in any event, only after financial results covering at least 30 days of combined operations of Pan Am and Carnival after the Closing Date shall have been published. The foregoing restrictions on the transferability of the Common Stock shall apply to all purported sales, transfers and other conveyances of the shares of Common Stock received or to be received by such Affiliate pursuant to this Agreement and to all purported reductions in the interest in or risks relating to such shares of the Common Stock whether or not such Affiliate has exchanged the certificates previously evidencing such Affiliate's shares of the Carnival Common Stock for certificates evidencing the shares of Common Stock into which such shares of Carnival Common Stock were converted. The Proxy Statement and the Registration Statement shall each disclose the foregoing in a reasonably prominent manner.

                  (b) SCHEDULE 5.11(B) sets forth a list of names and addresses of those persons who, to the best knowledge of Pan Am, may be deemed Affiliates of Pan Am or from whom a letter in the form of EXHIBIT B hereto (the "PAN AM AFFILIATE LETTER") could reasonably be expected to be necessary in order for the Merger to qualify as a pooling-of-interests transaction. Pan Am shall provide Carnival such information and documents as Carnival shall reasonably request for purposes of reviewing such list. There shall be added to such list the names and addresses of any other person who becomes an Affiliate of Pan Am at any time after the date hereof up to and including the time of the Pan Am Special Meeting, or who Carnival reasonably identifies (by written notice to Pan Am) as being a Person who may be deemed to be an Affiliate of Pan Am. Provided that the Merger would otherwise qualify for pooling of interests accounting treatment, Pan Am shall use its best efforts to deliver or cause to be delivered to Carnival, concurrent herewith, or as promptly as practicable after the date hereof, from each of the Affiliates identified on SCHEDULE 5.11(B) (as the same may be supplemented as aforesaid), a Pan Am Affiliate Letter.

         If an Affiliate of Pan Am refuses to provide a Pan Am Affiliate Letter, Pan Am shall, in lieu of receipt of such letter, be entitled to issue appropriate stock transfer instructions to the transfer agent for the Common Stock, to the effect that the shares of the Common Stock held by such Affiliate may only be sold, transferred or otherwise conveyed and the holder thereof may only reduce his interest in or risks relating to such shares of Common Stock, pursuant to an effective registration statement under the Securities Act or in accordance with the provisions of Rule 144 promulgated under the Securities Act or pursuant to an exemption provided from registration under the Securities Act and, in any event, only after financial results covering at least 30 days of combined operations of Pan Am and Carnival after the Closing date shall have been published. The foregoing restrictions on the transferability of the Common Stock shall apply to all purported sales, transfers and other conveyances of the shares of Common Stock held by such Affiliate and to all purported reductions in the interest in or risks relating to such shares of the Common Stock. The Proxy Statement and the Registration Statement shall each disclose the foregoing in a reasonably prominent manner.

         5.12 NONSOLICITATION OF EMPLOYEES. Each of Pan Am and Carnival agrees that, for a period of two years following the date hereof, it shall not, directly or indirectly, solicit for employment any employee of the other whose responsibilities or duties relate to the operation of a commercial airline; provided however, that the provisions of this SECTION 5.12 shall not apply to any general solicitation for employment made by any party to the public at large by means of a newspaper advertisement or other similar means of mass communication, and provided further that this provision shall not prohibit the hiring of non-executive employees where no solicitation has occurred. This
SECTION 5.12 shall not survive the Closing, but shall survive the termination of this Agreement.

         5.13 CERTAIN POST-CLOSING NOTIFICATIONS. If, at any time on or after the Closing, the employees of either of Pan Am or Carnival would be entitled to receive any notice or notification pursuant to the WARN Act for activities occurring on or after the Closing Date, then Pan Am shall bear sole responsibility for delivering such notices or causing such notices to be delivered to any employees entitled thereto.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

         6.1 INVESTIGATION; NOTICES. The representations, warranties, covenants and agreements set forth in this Agreement shall not be affected or diminished in any way by the receipt of any notice pursuant to SECTION 5.4 or by any investigation (or failure to investigate) at any time by or on behalf of the party for whose benefit such representations, warranties and covenants were made.

         6.2 SURVIVAL OF THE REPRESENTATIONS AND WARRANTIES. The representations and warranties of the parties set forth in this Agreement shall survive the Closing to the extent provided in SECTION 6.3.

         6.3 INDEMNIFICATION.

                  (a) BY AHC. Subject to the limitations set forth in SECTION 6.3(D), the Shareholders severally (in accordance with SCHEDULE 6.3) agree to indemnify and hold harmless Pan Am and Acquisition from, against and in respect of, the full amount of any and all liabilities, damages, claims, deficiencies, fines, assessments, losses, Taxes, penalties, interest, costs and expenses, including, without limitation, reasonable fees and disbursements of counsel (collectively, the "LIABILITIES"), arising from, in connection with, or incident to: (i) (provided that the Closing occurs) any breach or violation of any of the representations or warranties of either of AHC, Carnival or any Shareholder contained in this Agreement as modified by any Schedule hereto; (ii) any breach or violation of any of the covenants or agreements of either AHC, Carnival or any Shareholder contained in this Agreement as modified by any Schedule hereto which, in the case of pre-Closing breaches, continues after notice and a reasonable opportunity to cure; and (iii) any and all actions, suits, proceedings, demands, assessments or judgments, costs and expenses incidental to any of the foregoing. Notwithstanding the foregoing, Micky Arison and the Trust shall be jointly and severally liable for the indemnification obligations of each Shareholder arising under this SECTION 6.3.

                  (b) BY PAN AM AND ACQUISITION. Subject to the limitations set forth in SECTION 6.3(D), Pan Am and Acquisition agree to indemnify and hold harmless Carnival and the Shareholders from, against and in respect of, the full amount of any and all Liabilities arising from, in connection with, or incident to (i) (provided that the Closing occurs) any breach or violation of any of the representations or warranties of Pan Am and Acquisition contained in this Agreement as modified by any Schedule hereto; (ii) any breach or violation of any of the covenants or agreements of either Pan Am or Acquisition contained in this Agreement as modified by any Schedule hereto which, in the case of pre-Closing breaches, continues after notice and a reasonable opportunity to cure; and (iii) any and all actions, suits, proceedings, demands, assessments or judgments, costs and expenses incidental to any of the foregoing.

                  (c) INDEMNITY PROCEDURE. A party or parties responsible for indemnifying another party against any matter pursuant to this Agreement is referred to herein as the "INDEMNIFYING PARTY," and a party or parties entitled to indemnity is referred to as the "INDEMNIFIED PARTY."

         An Indemnified Party under this Agreement shall, with respect to claims asserted against such party by any third party, give written notice to each Indemnifying Party of any liability which might give rise to a claim for indemnity under this Agreement within sixty business days of the receipt of any written claim from any such third party, and with respect to other matters for which the Indemnified Party may seek indemnification, give prompt written notice to each Indemnifying Party of any liability which might give rise to a claim for indemnity; provided, however, that any failure to give such notice will not waive any rights of the Indemnified Party except to the extent the rights of the Indemnifying Party are materially prejudiced.

         As to any claim, action, suit or proceeding by a third party, the Indemnifying Party shall be entitled, together with the Indemnified Party, to participate in the defense, compromise or settlement of any such matter through the Indemnifying Party's own attorneys and at its own expense. The Indemnified Party shall provide such cooperation and such access to its books, records and properties as the Indemnifying Party shall reasonably request with respect to such matter; and the parties hereto agree to cooperate with each other in order to ensure the proper and adequate defense thereof, it being understood that the Indemnified Party shall control any such defense.

         Neither an Indemnified Party nor an Indemnifying Party shall make any settlement of any claims without the written consent of the other party, which consent shall not be unreasonably withheld. Without limiting the generality of the foregoing, it shall not be deemed unreasonable to withhold consent to a settlement involving injunctive or other equitable relief against the other party or its assets, employees or business.

         With regard to claims of third parties for which indemnification is payable hereunder, such indemnification shall be paid by the Indemnifying Party upon the earliest to occur of: (i) the entry of a judgment against the Indemnified Party and the expiration of any applicable appeal period, or if earlier, five days prior to the date that the judgment creditor has the right to execute the judgment or if earlier the date that the Indemnified Party must post any bond with respect to any judgment or other judicial ruling; (ii) the entry of an unappealable judgment or final appellate decision against the Indemnified Party; (iii) a settlement of the claim; or (iv) with respect to indemnities for Tax liabilities, upon the issuance of any resolution by a taxation authority. Notwithstanding the foregoing, expenses of counsel to the Indemnified Party shall be reimbursed on a current basis by the Indemnifying Party if such expenses are a liability of the Indemnifying Party. With regard to other claims for which indemnification is payable hereunder, such indemnification shall be paid promptly by the Indemnifying Party upon demand by the Indemnified Party.

                  (d) LIMITATIONS. Except as otherwise expressly set forth herein, no party shall have any obligation under the indemnification provisions set forth in SECTIONS 6.3(A) OR 6.3(B): (i) unless notice of a claim for indemnity in respect of any such matter has been given to such party on or before the date which is the earlier of one year after the Closing Date or the date that audited financial statements showing the combined operations of Carnival and Pan Am are published; provided, however, that with respect to a breach of any of the representations and warranties contained in SECTIONS 3.21 OR 4.20, notice of a claim for indemnity must be given on or before the date on which the statute of limitations expires for each respective tax year; (ii) until and except to the extent that the aggregate of all such claims for which such party is responsible under such indemnification provisions with respect to any breach of a representation or warranty (but not any covenant or agreement except the covenants set forth in SECTIONS 5.4 AND 5.10 hereof) exceeds $1,000,000 (the "BASKET LIMITATION"); and (iii) in excess of $7,500,000 (inclusive of the Basket Limitation). Except for specific performance, the provisions of this SECTION 6.3 shall be the sole remedy for the breach of any representations or warranties contained in this Agreement. None of the limitations of clauses (ii) and (iii) of this SECTION 6.3(D) shall apply with respect to indemnification obligations of a party arising in connection with the breach of any representation or warranty set forth in SECTIONS 3.2, 3.8, 3.11, 3.12, 3.24, 3.25, 3.30, 4.2, 4.8,
4.11, 4.12 OR 4.18 of this Agreement, and none of the limitations of this
SECTION 6.3(D) shall apply with respect to any action based upon intentional or fraudulent actions, misrepresentations or breaches of any party. Notwithstanding anything to the contrary contained herein, no party shall have any obligation under the indemnification provisions set forth in SECTIONS 6.3(A) or 6.3(b) for a breach of any representation or warranty contained in SECTION 3.20 or 4.18 hereunder, until and except to the extent the aggregate of all such claims for which such party is responsible for such breach exceeds $50,000. 773,810 Exchange Shares (90% of which shall be deposited by Micky Arison, 6% of which shall be deposited by Reuven Wertheim, and 4% of which shall be deposited by A. Daniel Ratti) shall be placed in escrow pursuant to a mutually agreeable Escrow Agreement to secure the indemnification obligations of the Shareholders hereunder. The Shareholders' indemnity obligations hereunder shall be satisfied by application by Pan Am of Exchange Shares held in escrow in satisfaction thereof in accordance with the preceding sentence prior to pursuit of any additional indemnity claims. Such Exchange Shares shall be valued for such purposes at the Exchange Valuation.

         6.4 GENERAL RELEASE. Other than as set forth on SCHEDULE 6.4, each of the Shareholders hereby unconditionally and irrevocably releases and forever discharges, effective as of the Closing, AHC, Carnival and each of its Subsidiaries and their respective officers, directors, employees and agents, from any and all rights, claims, demands, judgments, obligations, liabilities and damages, whether accrued or unaccrued, asserted or unasserted, and whether known or unknown, relating directly or indirectly to AHC and/or any of its Subsidiaries which ever existed, now exist, or may hereafter exist, by reason of any tort, breach of contract, violation of law or other act or failure to act which shall have occurred at or prior to the Closing. Each Shareholder expressly intends that the foregoing release shall be effective regardless of whether the basis for any claim or right hereby released shall have been known to or anticipated by the Shareholders. Micky Arison will use his best efforts, subject to his fiduciary duties, to cause Carnival Cruise to deliver on the Closing Date a general release to AHC, Carnival and its Subsidiaries identical to the release granted by the Shareholders pursuant to this SECTION 6.4. If subsequent to the Closing, a Shareholder incurs damages by reason of his serving as a director or officer of Carnival prior to the Closing, then, for a two-year period following the Closing Date, Pan Am agrees to indemnify such Shareholder to the fullest extent permitted by law and provided that the matters for which indemnification is sought would not in and of themselves be deemed a breach of any representation or warranty contained herein.

         6.5 NONCOMPETITION. For a period of five years beginning as of the Closing Date, each of the Shareholders (other than A. Daniel Ratti and Reuven Wertheim) agrees to not, directly or indirectly, engage or have an interest, anywhere in the United States or any other geographic area where AHC, Carnival or any of their respective Subsidiaries do business or in which any of their products or services are marketed, alone or in association with others, as principal, officer, agent, employee, director, partner or shareholder, or through the investment of capital, lending of money or property, rendering of services or otherwise, in the operation of a commercial airline. For a period of five years beginning on the Closing Date, each of the Shareholders and their Affiliates will not directly or indirectly permit any of his employees, agents or others under his control to, directly or indirectly, recruit or otherwise solicit or induce any person who is an employee of, or otherwise engaged by, Pan Am, AHC, Carnival or any of their respective Subsidiaries or any successor to the business thereof, to terminate his or her employment or other relationship thereof, or hire any person who has left the employ or engagement thereof during the preceding one year regardless of whether such person was involuntarily terminated or terminated such employment on his own volition. The ownership or control of up to five percent of the outstanding voting securities or securities of any class of a company with a class of securities which are traded on a national stock exchange or the Nasdaq stock market shall not be deemed to be a violation of the provisions of this SECTION 6.5.

         6.6 CONFIDENTIALITY; NAME USE. Each of the Shareholders acknowledges that all confidential or proprietary information with respect to the business and operations of each of Carnival, Pan Am and their respective Subsidiaries is valuable, special and unique. Each Shareholder shall not, at any time after the Closing, disclose, directly or indirectly, to any Person, or use or purport to authorize any Person to use any confidential or proprietary information with respect to Carnival or Pan Am or any of their respective Subsidiaries, without the prior written consent of Pan Am, including without limitation, information as to the financial condition, results of operations, customers, suppliers, products, products under development, services, services under development, inventions, sources, leads or methods of obtaining new business, pricing methods or formulas, costs, marketing strategies or any other information relating to Carnival or Pan Am or any of their respective Subsidiaries, which could reasonably be regarded as confidential or proprietary, but not including information which (i) is or shall become generally available to the public other than as a result of an unauthorized disclosure by AHC or any of its Affiliates,
(ii) relates to Pan Am (and not Carnival) and was in the possession of such Shareholder prior to its receipt from Pan Am, (iii) becomes available to such Shareholder on a nonconfidential basis from a source other than a party to this Agreement, provided such source is not in violation of a confidentiality agreement with the party providing such information or (iv) is required to be disclosed by law. AHC and each of the Shareholders acknowledge that Pan Am would not enter into this Agreement without the assurance that all such confidential and proprietary information will be used for the exclusive benefit of Carnival and Pan Am. In addition, Micky Arison agrees to use his best efforts to cause each of his Affiliates (and with respect to Carnival Cruise, subject to his fiduciary duties), for a period of five years from the Closing Date, not to use, license or otherwise authorize the use, directly or indirectly, of the name "Carnival" or any similar name, mark, logo or other identifying words or images in connection with the operation of any commercial airline, whether for its own direct or indirect benefit or otherwise. Micky Arison will use his best efforts, to cause Carnival Cruise (subject to his fiduciary duties) or the legal and beneficial owner of the trademark or tradename "Carnival" if Carnival Cruise is not such owner to agree to the foregoing in a document reasonably satisfactory to Pan Am on or prior to the Closing Date.

         6.7 CONTINUING OBLIGATIONS. The restrictions set forth in SECTIONS 5.3,
6.5 AND 6.6 are considered by the parties to be reasonable for the purposes of protecting the value of the business and goodwill of Pan Am and Carnival. The parties acknowledge that Pan Am and Carnival would be irreparably harmed and that monetary damages would not provide an adequate remedy to Pan Am in the event the covenants contained in SECTIONS 5.3, 6.5 AND 6.6 were not complied with in accordance with their terms. Accordingly, each of the Shareholders agrees that any breach or threatened breach of any provision of SECTIONS 5.3,
6.5 AND 6.6 shall entitle Pan Am to injunctive and other equitable relief to secure the enforcement of these provisions, in addition to any other remedies which may be available to Pan Am, and that Pan Am shall be entitled to receive from each of the Shareholders reimbursement for all attorneys' fees and expenses incurred by Pan Am in enforcing these provisions. In addition to its other rights and remedies, Pan Am shall have the right to require each of the Shareholders to account for and pay over to Pan Am, all compensation, profits, money, accruals and other benefits derived or received, directly or indirectly, by any party breaching such provisions from the action constituting such breach. It is the desire and intent of the parties that the provisions of SECTIONS 5.3, 6.5 AND 6.6 be enforced to the fullest extent permissible under the laws and public policies of each jurisdiction in which enforcement is sought. If any provisions of SECTIONS 5.3, 6.5 OR 6.6 relating to the time period, scope of activities or geographic area of restrictions is declared by a court of competent jurisdiction to exceed the maximum permissible time period, scope of activities or geographic area, the maximum time period, scope of activities or geographic area, as the case may be, shall be reduced to the maximum which such court deems enforceable. If any provisions of SECTIONS 5.3, 6.5 OR 6.6 other than those described in the preceding sentence are adjudicated to be invalid or unenforceable, the invalid or unenforceable provisions shall be deemed amended (with respect only to the jurisdiction in which such adjudication is made) in such manner as to render them enforceable and to effectuate as nearly as possible the original intentions and agreement of the parties.

         6.8 AHC SPINOFF AND RWDR TRANSACTION. AHC and Carnival shall effectuate the AHC Spinoff and the RWDR Transactions as described herein prior to the Closing in accordance with all applicable laws, and pursuant to documentation which has been approved by Pan Am, which approval shall not be unreasonably withheld. Any obligations of AHC arising under this Agreement shall, after effectuation of the RWDR Transaction, be deemed to be obligations of Carnival. Each of the Shareholders agree to take any action required, including without limitation, to vote in his capacity as a director and/or a shareholder for such transactions.

         6.9 VOTING AGREEMENTS. Certain of the respective shareholders of AHC and Pan Am will execute and deliver Voting Agreements (the "VOTING AGREEMENTS") simultaneously herewith, in the form of EXHIBIT C, pursuant to which, among other things, they will agree to vote their shares of AHC or Pan Am, as the case may be, in favor of the Merger.

         6.10 ACCOUNTANTS' COMFORT LETTERS. Each of Pan Am and AHC shall each use its best efforts to cause to be delivered to itself and the other a so-called "comfort" letter of its independent public accountants, in form reasonably acceptable to the recipients thereof, dated not more than two business days prior to each of the effectiveness of the Registration Statement and the mailing of the Proxy Statement with the Commission.

         6.11 INTENTIONALLY LEFT BLANK.

         6.12 INTENTIONALLY LEFT BLANK.

         6.13 USE OF THE CARNIVAL NAME. Pan Am agrees that after Closing it shall not use the name "Carnival" or any related mark or logo or other identifying words or images specifically relating to the name "Carnival" (a "CARNIVAL RELATED MARK") in the promotion of its ongoing business; provided, however, that the foregoing shall not be deemed to restrict Pan Am and its Affiliates from describing the operations of Pan Am or Carnival prior to such date and, provided, further, to the extent required by law or by the rules and regulations of any national securities exchange, as reasonably determined by Pan Am's counsel, Pan Am and its Affiliates shall be entitled to utilize the name "Carnival" with respect to all Licenses until such Licenses have been appropriately amended to delete such name, and to fly and otherwise utilize such aircraft and other equipment and material which have affixed thereon the name "Carnival" and other Carnival Related Marks as set forth herein. Pan Am agrees to use all reasonable efforts to promptly amend the above-mentioned Licenses and to make such revisions to such existing aircraft and other equipment and material during its ordinary maintenance schedule so as to eliminate the use of the "Carnival" name and the Carnival Related Marks. Until such time as such amendments and revisions have been effectuated, Pan Am and its Affiliates shall be granted a royalty-free license to utilize the name "Carnival" and the Carnival Related Marks for the limited purposes described above. Micky Arison shall use his best efforts, subject to his fiduciary duties, to cause Carnival Cruise to grant such license for a period of two years in a document reasonably satisfactory to Carnival Cruise and Pan Am. Over twelve equal monthly installments commencing one month after the Closing Date, Carnival shall pay any fees due and payble under the terms and conditions of that certain Nonexclusive License Agreement, dated March 25, 1989, by and between Carnival Airlines and Carnival.

         6.14 BOARD REPRESENTATION. Upon the request of Micky Arison at any time or from time to time, Pan Am shall, after the Closing Date, use its best efforts to cause Micky Arison and/or Howard Frank to be nominated to the Board of Directors of Pan Am, and shall use reasonable efforts consistent with and no less than are taken with respect to all other nominees to the Board of Directors to have such persons elected to its Board of Directors for so long as Micky Arison and/or the Trust beneficially owns more than 5% of Pan Am's issued and outstanding Common Stock. If either or both of such persons are elected to the Board of Directors, each will be given indemnification agreement protections by Pan Am in the same form as currently in effect for Pan Am's current directors.

         6.15 ADDITIONAL CAPITAL CONTRIBUTION. It is agreed and understood, as provided in SECTION 7.3(F) of this Agreement, that a condition to Carnival's and AHC's obligations to close the transactions contemplated hereby is the procurement of the release of Micky Arison's personal guaranty and AHC's limited recourse guaranty of that certain Amended and Restated Revolving Line of Credit Agreement, dated as of October 2, 1996 between Carnival Airlines, Inc. and Barnett Bank of South Florida, N.A., a national banking association (the "REVOLVING LINE OF CREDIT"). Micky Arison hereby agrees to make a capital contribution of Thirty Million Dollars ($30,000,000) prior to the Closing (the "ADDITIONAL CAPITAL CONTRIBUTION") in exchange for 1,900,000 shares of Carnival Common Stock. Micky Arison further agrees to take any and all additional actions which may be required (including the payment of money in addition to the Additional Capital Contribution) to discharge, pay in full and cancel the Revolving Line of Credit and to procure the release of his personal guaranty of the Revolving Line of Credit and the release of AHC's limited recourse guaranty.

         6.16 REGISTRATION RIGHTS AGREEMENT. Pan Am will contemporaneously herewith execute and deliver the Registration Rights Agreement (the "REGISTRATION RIGHTS AGREEMENT") granting certain registration rights to the Shareholders, in the form of EXHIBIT D, effective as of the Closing.

         6.17 INTENTIONALLY LEFT BLANK.

         6.18 WERTHEIM CONSULTING ARRANGEMENT. Carnival and Reuven Wertheim shall enter into a Consulting Agreement providing for compensation in the aggregate amount of Three Hundred Thousand Dollars ($300,000) payable over four quarterly installments, commencing one hundred twenty (120) days from the Closing Date, in the form of EXHIBIT E, and containing the other terms and conditions set forth therein.

                                   ARTICLE VII

                   CLOSING; CONDITIONS PRECEDENT; TERMINATION

         7.1 CLOSING. The consummation of the transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A. as promptly as practicable and in any event within 15 days after the satisfaction or waiver of the conditions precedent to the obligations of the parties set forth in this Article VII (the "CLOSING DATE"), or on such other date and at such other place as may be agreed to by the parties, but in no event beyond June 30, 1997, as such date may be extended pursuant to the provisions of Section 7.5 hereof. At the Closing, the parties shall deliver to each other such customary documents as may be specified, or required to satisfy the conditions set forth, in SECTIONS 7.2, 7.3 and 7.4, and such other documents and instruments as each party may reasonably request from the other parties. On the Closing Date, the parties shall cause to be filed the appropriate Articles and Agreement of Merger with the Secretary of State of the State of Florida. The Closing shall be effective upon 5:00 P.M., Eastern Time, on the date such Articles and Agreement of Merger are filed. All proceedings to be taken and all documents to be executed at the Closing shall be deemed to have been taken, delivered and executed simultaneously, and no proceeding shall be deemed taken nor documents deemed executed or delivered until all have been taken, delivered and executed.

         7.2 MUTUAL CONDITIONS PRECEDENT. The respective obligations of the parties to consummate the transactions contemplated by this Agreement are subject to the satisfaction at or prior to the Closing of the following conditions.

                  (a) GOVERNMENTAL CONSENTS. All material consents and approvals required by governmental authorities for the consummation of the transactions contemplated by this Agreement shall have been obtained, including without limitation, the expiration or termination of any notice and waiting period under the HSR Act. All of such consents and approvals shall have been obtained without the imposition of any conditions which would materially adversely affect Pan Am's ability to operate Carnival or its business following the Closing.

                  (b) NO LITIGATION. No litigation, arbitration or other proceeding shall be pending or, to the knowledge of the parties, threatened by or before any court, arbitration panel or governmental authority; no law or regulation shall have been enacted after the date of this Agreement; and no judicial or administrative decision shall have been rendered; in each case, which enjoins, prohibits or materially restricts, or seeks to enjoin, prohibit or materially restrict, the consummation of the transactions contemplated by this Agreement and which, in the case of non-governmental proceedings, has a reasonable likelihood of success.

                  (c) CORPORATE APPROVALS. The shareholders of Carnival and Pan Am shall have respectively approved the matters set forth in SECTION 5.9 hereof in accordance with the Articles of Incorporation and Bylaws of Carnival and Pan Am and all applicable laws and regulations.

         7.3 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF AHC AND CARNIVAL. The obligations of AHC and Carnival to consummate the transactions contemplated by this Agreement are subject to the satisfaction at or prior to the Closing of the following conditions.

                  (a) INTENTIONALLY LEFT BLANK.

                  (b) COVENANTS PERFORMED. The covenants of Pan Am and Acquisition contained in this Agreement to be performed or complied with on or prior to the Closing Date shall have been duly performed or complied with in all material respects.

                  (c) OPINION OF COUNSEL. AHC shall have received from Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A., legal counsel to Pan Am, an opinion letter, dated the Closing Date, in form and substance reasonably satisfactory to AHC, with respect to the matters set forth on EXHIBIT F.

                  (d) CERTIFICATE OF PAN AM. Pan Am shall have delivered to AHC a certificate executed by its President, dated the Closing Date, to the effect that the conditions specified in SECTION 7.3 above have been fulfilled.

                  (e) REASONABLE ASSURANCES AS TO THE EFFECTIVENESS OF REGISTRATION STATEMENT. Counsel for the Shareholders shall have received reasonable assurances that the Registration Statement will be declared effective upon the Closing Date or within five business days thereafter.

                  (f) RELEASE OF PERSONAL GUARANTY. The release and termination of the personal guaranty of Micky Arison and AHC's limited recourse guaranty of the Revolving Line of Credit shall have been procured.

                  (g) REGISTRATION RIGHTS AGREEMENT. Pan Am shall have executed and delivered the Registration Rights Agreement.

         7.4 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PAN AM AND ACQUISITION. The obligations of Pan Am and Acquisition to consummate the transactions contemplated by this Agreement are subject to the satisfaction at or prior to the Closing of the following conditions.

                  (a) INTENTIONALLY LEFT BLANK.

                  (b) COVENANTS PERFORMED. The covenants of AHC and Carnival contained in this Agreement to be performed or complied with on or prior to the Closing Date shall have been duly performed or complied with in all material respects.

                  (c) CONSENTS. All material consents and approvals required to effectuate the transactions contemplated herein should have been obtained, each of which shall have been obtained without the imposition of any materially adverse terms or conditions; provided, however, with regard to those consents and approvals set forth on SCHEDULE 7.4(C)(I) hereof, if the sole reason that such consents or approvals are not obtained is Pan Am's failure to provide certain security such as a letter of credit or other type of financial security required to maintain an agreement or arrangement, in the same nature and amount as currently required by Carnival, then the securing of such consent or approval shall not be considered a condition precedent hereunder and provided, further that the procurement of the consents for those agreements set forth on SCHEDULE 7.4(C)(II) hereof shall not be considered a condition precedent to Pan Am's obligations hereunder.

                  (d) OPINION OF COUNSEL. Pan Am shall have received from Greenberg Traurig Hoffman Lipoff Rosen & Quentel, P.A., AHC's counsel, an opinion letter, dated the Closing Date, in form and substance reasonably satisfactory to Pan Am, with respect to the matters set forth in EXHIBIT G.

                  (e) CERTIFICATE OF AHC. AHC shall have delivered to Pan Am a certificate executed by its President, dated the Closing Date, to the effect that the conditions specified in SECTIONS 7.4(B) and (I) have been fulfilled.

                  (f) AGREEMENT OF CARNIVAL CRUISE. Micky Arison shall have delivered to Pan Am the agreement of Carnival Cruise contemplated by the last sentence of SECTION 6.6 hereof.

                  (g) GENERAL RELEASE OF CARNIVAL CRUISE; AGREEMENT NOT TO USE NAME. Micky Arison shall have delivered to Pan Am the general release of Carnival Cruise contemplated by SECTION 6.4 hereof and the agreement not to permit the "Carnival" name to be utilized in connection with a commercial airline contemplated by SECTION 6.6 hereof.

                  (h) LICENSE OF CARNIVAL NAME. Micky Arison shall have delivered to Pan Am the license to be granted by Carnival Cruise contemplated by
SECTION 6.13 hereof.

                  (i) ADDITIONAL CAPITAL CONTRIBUTION. Micky Arison shall have made the Additional Capital Contribution and complied with the other provisions of SECTION 6.15 hereof.

                  (j) NO IMPOSITION OF RESTRICTIONS. There shall not have occurred any imposition by any governmental agency or the promulgation or proposal of any new law, regulations or directive which imposition of any additional restrictions or conditions upon the operation of or the business of Carnival which has or could reasonably be expected to (i) have a material adverse impact on the operations of the business of Carnival as presently conducted, (ii) materially impede or restrict the operations of Carnival as presently conducted, (iii) materially delay the consummation of the transactions contemplated hereby, and (iv) materially increase the cost of operating by Pan Am of the Carnival business as presently conducted.

                  (k) STANDSTILL AGREEMENT. The Standstill Agreement shall have been executed and delivered by Micky Arison and the Trust.

                  (l) ENCUMBRANCES RELATING TO REVOLVING LINE OF CREDIT. All Encumbrances relating to the Revolving Line of Credit shall be released.

         7.5 TERMINATION. This Agreement and the transactions contemplated hereby may be terminated prior to the Closing: (i) at any time by mutual consent of the parties; (ii) by either party if the Closing has not occurred on or prior to June 30, 1997 (the "TERMINATION DATE"), provided the failure of the Closing to occur by such date is not the result of the failure of the party seeking to terminate this Agreement to perform or fulfill any of its material obligations hereunder and provided further that either party may automatically extend the Termination Date for an additional thirty day period by providing written notice to that effect to the other party on or prior to the Termination Date (the "EXTENDED TERMINATION DATE"); (iii) by AHC at any time in its sole discretion if any of the representations or warranties of Pan Am or Acquisition in this Agreement are not in all material respects true and accurate or if Pan Am or Acquisition breaches in any material respect any covenant contained in this Agreement, provided that if such misrepresentation or breach is curable, it is not cured following notice and a reasonable opportunity to cure, which shall in no event extend beyond the Extended Termination Date or, if later, ten days after such notice of breach, or such other date as the parties may agree in writing; (iv) by Pan Am at any time in its sole discretion if any of the representations or warranties of AHC in this Agreement are not in all material respects true and accurate or if AHC or Carnival breaches in any material respect any covenant contained in this Agreement, provided that if such misrepresentation or breach is curable, it is not cured following notice and a reasonable opportunity to cure, which shall in no event extend beyond the Extended Termination Date or, if later, ten days after such notice of breach, or such other date as the parties may agree in writing; or (v) by AHC if the Average Price falls below $6.00 per share, provided that if this right to terminate is not exercised by AHC prior to the date the Proxy Statement is mailed to the shareholders of Pan Am, then such right to terminate shall be deemed to have been waived by AHC; and provided, further, that Pan Am shall provide AHC at least five business days prior notice of such mailing. If this Agreement is terminated pursuant to this SECTION 7.5, written notice thereof shall promptly be given by the party electing such termination to the other party and, subject to the expiration of the cure periods provided in clauses
(iii) and (iv) above, if any, this Agreement shall terminate without further actions by the parties and no party shall have any further obligations under this Agreement; provided that any termination of this Agreement pursuant to this SECTION 7.5 shall not relieve any party from any liability for any breach or violation hereof. Notwithstanding the termination of this Agreement, the respective obligations of the parties under SECTIONS 5.3, 8.7, 8.10, 8.11, 8.12, 8.13, 8.14 AND 8.15 shall survive the termination of this Agreement.

                                  ARTICLE VIII

                                  MISCELLANEOUS

         8.1 NOTICES. Any notice or other communication under this Agreement shall be in writing and shall be delivered personally or sent by registered mail, return receipt requested, postage prepaid, or sent by prepaid overnight courier to the parties at the addresses set forth below their names on the signature pages of this Agreement (or at such other addresses as shall be specified by the parties by like notice). Such notices, demands, claims and other communications shall be deemed given when actually received or (i) in the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery or (ii) in the case of registered U.S. mail, five days after deposit in the U.S. mail. A copy of any notices delivered to AHC shall also be sent to Arnaldo Perez, Esq., 3655 N.W. 36th Street, Miami, Florida, 33178 and to Bruce Macdonough, Esq., Greenberg Traurig Hoffman Lipoff Rosen & Quentel, P.A., 1221 Brickell Avenue, Suite 2100, Miami, Florida, 33131. A copy of any notices delivered to Pan Am shall also be sent to John J. Ogilby, Jr., Esq., 9300 N.W. 36th Street, Miami, Florida, 33178 and to Teddy D. Klinghoffer, Esq., Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A., Suite 2200, 150 West Flagler Street, Miami, Florida, 33130.

         8.2 ENTIRE AGREEMENT. This Agreement and the Articles and Agreement of Merger contain every obligation and understanding between the parties relating to the subject matter hereof and merge all prior discussions, negotiations and agreements, if any, between them, and none of the parties shall be bound by any representations, warranties, covenants, or other understandings, other than as expressly provided or referred to herein.

         8.3 ASSIGNMENT. This Agreement may not be assigned by any party without the written consent of the other party. Subject to the preceding sentence, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, personal representatives, legal representatives, and permitted assigns.

         8.4 WAIVER AND AMENDMENT. Any representation, warranty, covenant, term or condition of this Agreement which may legally be waived, may be waived, or the time of performance thereof extended, at any time by the party hereto entitled to the benefit thereof, and any term, condition or covenant hereof may be amended by the parties hereto at any time. Any such waiver, extension or amendment shall be evidenced by an instrument in writing executed on behalf of the appropriate party by a person who has been authorized by its Board of Directors to execute waivers, extensions or amendments on its behalf. No waiver by any party hereto, whether express or implied, of its rights under any provision of this Agreement shall constitute a waiver of such party's rights under such provisions at any other time or a waiver of such party's rights under any other provision of this Agreement. No failure by any party hereto to take any action against any breach of this Agreement or default by another party shall constitute a waiver of the former party's right to enforce any provision of this Agreement or to take action against such breach or default or any subsequent breach or default by such other party.

         8.5 NO THIRD PARTY BENEFICIARY. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any Person other than the parties hereto and their respective successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

         8.6 SEVERABILITY. In the event that any one or more of the provisions contained in this Agreement shall be declared invalid, void or unenforceable, the remainder of the provisions of this Agreement shall remain in full force and effect, and such invalid, void or unenforceable provision shall be interpreted as closely as possible to the manner in which it was written.

         8.7 EXPENSES. All expenses (including, without limitation, legal fees and expenses, investment banking fees, fees and expenses of accountants) incurred by AHC or Carnival in connection with the transactions contemplated hereby will be borne by Carnival and all expenses (including, without limitation, legal fees and expenses, investment banking fees, fees and expenses of accountants) incurred by Pan Am or Acquisition in connection with the transactions contemplated hereby will be borne by Pan Am, except that (i) neither AHC, Carnival nor any of its Subsidiaries shall directly or indirectly pay and/or have paid more than $150,000 in the aggregate of its or its Affiliates' legal fees and expenses in connection with the transactions contemplated hereby (and such excess shall be borne by the Affiliate of AHC or Carnival who incurred such expenses but not by AHC or Carnival) and (ii) Pan Am and AHC shall each pay for one-half of any filing fee or similar fee made by such party or any Affiliate under the HSR Act.

         8.8 HEADINGS. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of any provisions of this Agreement.

         8.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Any telecopied version of any manually executed signature page shall be deemed a manually executed original.

         8.10 LITIGATION; PREVAILING PARTY. In the event of any litigation with regard to this Agreement, the prevailing party shall be entitled to receive from the non-prevailing party and the non-prevailing party shall pay upon demand all reasonable fees and expenses of counsel for the prevailing party.

         8.11 INJUNCTIVE RELIEF. It is possible that remedies at law may be inadequate and, therefore, the parties hereto shall be entitled to equitable relief including, without limitation, injunctive relief, specific performance or other equitable remedies in addition to all other remedies provided hereunder or available to the parties hereto at law or in equity.

         8.12 REMEDIES CUMULATIVE. Other than as expressly set forth in SECTION 6.3, no remedy made available by any of the provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity.

         8.13 PARTICIPATION OF PARTIES; CONSTRUCTION. The parties hereto acknowledge that this Agreement and all matters contemplated herein, have been negotiated among all parties hereto and their respective legal counsel and that all such parties have participated in the drafting and preparation of this Agreement from the commencement of negotiations at all times through the execution hereof. This Agreement shall be construed and interpreted without regard to presumption or other rule or interpretation against the party who may have had primary responsibility for drafting this Agreement.

         8.14 GOVERNING LAW. This Agreement has been entered into and shall be construed and enforced in accordance with the laws of the State of Florida without reference to the choice of law principles thereof.

         8.15 JURISDICTION AND VENUE. This Agreement shall be subject to the exclusive jurisdiction of the courts of Dade County, Florida, which shall be the exclusive jurisdiction and venue for disputes, actions or lawsuits arising out of or relating to this Agreement or the transactions contemplated hereby. The parties to this Agreement agree that any breach of any term or condition of this Agreement shall be deemed to be a breach occurring in the State of Florida by virtue of a failure to perform an act required to be performed in the State of Florida and irrevocably and expressly agree to submit to the jurisdiction of the courts of the State of Florida for the purpose of resolving any disputes among the parties relating to this Agreement or the transactions contemplated hereby. The parties irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, or any judgment entered by any court in respect hereof brought in the State of Florida, and further irrevocably waive any claim that any suit, action or proceeding brought in the State of Florida has been brought in an inconvenient forum.

         IN WITNESS WHEREOF, the parties hereto have each executed and delivered this Agreement as of the day and year first above written.

                                            AIR HOLDING COMPANY

                                            By: _______________________________
                                                     Name: ____________________
                                                     Title: ___________________

                                            Address:

                                            CARNIVAL AIR LINES, INC.

                                            By: _______________________________
                                                     Name: ____________________
                                                     Title: ___________________

                                            Address:

                                            PAN AM CORPORATION

                                            By: _______________________________
                                                     Name: ____________________
                                                     Title: ___________________

                                            Address:

                                            CAL ACQUISITION CORPORATION

                                            By: _______________________________
                                                     Name: ____________________
                                                     Title: ___________________

                                            Address:

                                   With respect to
                                   the following
                                   Sections: Article
                                   III, 6.3, 6.4,
                                   6.5, 6.6, 6.7,
                                   6.8, 6.9, 6.12,
                                   6.13 6.15, Article
                                   VII and Article
                                   VIII

                                   _______________________________
                                            MICKY ARISON

                                            REUVEN WERTHEIM
                                   _______________________________

                                            A. DANIEL RATTI
                                   _______________________________

                                   MICKY ARISON 1995 AIR HOLDING TRUST

                                            By: JMD Delaware, Inc., as Trustee

                                            ______________________
                                            Name:
                                            Title:

                         INDEX OF SCHEDULES AND EXHIBITS

         EXHIBITS          DESCRIPTION

         A                 Articles and Agreement of Merger
         B                 Forms of Affiliate Letters
         C                 Forms of Voting Agreements
         D                 Form of Registration Rights Agreement
         E                 Form of Wertheim Consulting Agreement

         F Form of Opinion of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A.

         G Form of Opinion of Greenberg Traurig Hoffman Lipoff Rosen & Quentel, P.A.

         SCHEDULES

         SECTION            DESCRIPTION

         3.1               Schedule of AHC Foreign Qualifications
         3.3               Schedule of AHC Violations and Conflicts
         3.5               Schedule of AHC Financial Statements
         3.6               Schedule of AHC Compliance with Laws
         3.7               Schedule of AHC Legal Proceedings
         3.8               Schedule of AHC Brokers
         3.9               Schedule of AHC Material Adverse Changes
         3.11              Schedule of AHC Capitalization and Subsidiaries
         3.12              Schedule of AHC Rights, Warrants and Options
         3.13(a)           Schedule of AHC Real Properties
         3.13(b)           Schedule of AHC Aircraft Properties
         3.13(c)           Schedule of AHC Intellectual Properties
         3.14              Schedule of AHC Governmental Authorizations
         3.15              Schedule of AHC Insurance Policies
         3.16(a)           Schedule of AHC Labor Relations
         3.16(b)           Schedule of AHC Employment Policies
         3.16(c)           Schedule of AHC Employment Agreements
         3.16(d)           Schedule of AHC Employee Benefit Plans
         3.16(e)           Schedule of AHC Personnel
         3.17              Schedule of AHC Material Agreements
         3.18              Schedule of AHC Accounts
         3.19              Schedule of AHC Customers and Suppliers
         3.20              Schedule of AHC Related Party Transactions
         3.21              Schedule of AHC Tax Matters
         3.28              Schedule of AHC Pooling of Interests Matters
         4.1               Schedule of Pan Am Foreign Qualifications
         4.3               Schedule of Pan Am Violations and Conflicts
         4.5               Schedule of Pan Am Financial Statements
         4.6               Schedule of Pan Am Compliance with Laws
         4.7               Schedule of Pan Am Legal Proceedings
         4.9               Schedule of Pan Am Material Adverse Changes
         4.11              Schedule of Pan Am Subsidiaries
         4.12              Schedule of Pan Am Rights, Warrants and Options
         4.13(a)           Schedule of Pan Am Real Properties
         4.13(b)           Schedule of Pan Am Aircraft Properties
         4.13(c)           Schedule of Pan Am Intellectual Properties

         4.14              Schedule of Pan Am Governmental Authorizations
         4.15              Schedule of Pan Am Insurance Policies
         4.16(a)           Schedule of Pan Am Labor Relations
         4.16(b)           Schedule of Pan Am Employment Policies
         4.16(c)           Schedule of Pan Am Employment Agreements
         4.16(d)           Schedule of Pan Am Employee Benefit Plans
         4.16(e)           Schedule of Pan Am Personnel
         4.17              Schedule of Pan Am Material Agreements
         4.18              Schedule of Pan Am Related Party Transactions
         4.20              Schedule of Pan Am Tax Matters
         4.21              Schedule of Pan Am Guaranties
         4.26              Schedule of Pan Am Pooling-of-Interests Matters
         5.1               Schedule of Interim Operations
         5.11(a)           Schedule of AHC Affiliates
         5.11(b)           Schedule of Pan Am Affiliates
         6.3               Schedule of Shareholder Indemnification
         6.4               Schedule of Shareholders' General Release
         7.4(c)            Schedule of Consents